                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         TRANSCRYPT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         TRANSCRYPT INTERNATIONAL, INC.

                            ------------------------

                                 NOTICE OF 1998
                         ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                            ------------------------

 DATE:  Tuesday, October 27, 1998
 TIME:  10:00 a.m.
PLACE:  Cornhusker Hotel
        333 South 13th Street
        Lincoln, Nebraska 68508

                                TRANSCRYPT LOGO

                                                              September 18, 1998

Dear Stockholder:

     It is my pleasure to invite you to Transcrypt International, Inc.'s 1998 Annual Meeting of Stockholders.

     We will hold the meeting on Tuesday, October 27, 1998, at 10:00 a.m. at the Cornhusker Hotel, 333 South 13th Street in Lincoln, Nebraska. In addition to the formal items of business, we will review 1997, give an update of Transcrypt, answer your questions and discuss Transcrypt's future prospects.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Transcrypt.

     Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you received more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

     Please indicate on the proxy card whether or not you expect to attend the meeting so that we can provide adequate seating.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ John T. Connor

                                          John T. Connor
                                          Chairman of the Board

                         TRANSCRYPT INTERNATIONAL, INC.

                            ------------------------

                                 NOTICE OF 1998
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

 Date:  Tuesday, October 27, 1998
 Time:  10:00 a.m.
Place:  Cornhusker Hotel
        333 South 13th Street
        Lincoln, Nebraska 68508

Dear Stockholders:

     At our Annual Meeting, we will ask you to:

     - Elect two directors to each serve for a term of three years;

     - Approve an amendment to our 1996 Stock Incentive Plan and the amended
       Plan;

     - Ratify the selection of KPMG Peat Marwick LLP as independent public accountants for 1998; and

     - Transact any other business that may properly be presented at the Annual Meeting.

     Our Bylaws provide for the nomination of directors at the Meeting in the following manner:

     "Section 7. Stockholder Proposals and Nominations of Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a Nominating Committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting. Any nominations, other than those made by or on behalf of the Board of Directors, and any proposal by any stockholder to transact any corporate business.... shall be made by notice in writing and mailed by certified mail to the Secretary of the Corporation and.... received no later than 35 days prior to the date of the annual meeting; provided, however, that if less than 35 days' notice of a meeting of stockholders is given to the stockholders, such notice of proposed business or nomination by such stockholder shall have been made or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of a meeting was mailed. A notice of nominations by stockholders shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and the nominating stockholder and (iv) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section."

     If you were a stockholder of record at the close of business on September 3, 1998, you may vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ R. Andrew Massey

                                          R. Andrew Massey
                                          Corporate Secretary
September 18, 1998
Lincoln, Nebraska

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.............     1
  Why Did You Send Me This Proxy Statement?.................     1
  Who Is Entitled to Vote?..................................     1
  What Constitutes a Quorum?................................     1
  How Many Votes Do I Have?.................................     1
  How Do I Vote By Proxy?...................................     1
  May I Change My Vote After I Return My Proxy?.............     2
  How Do I Vote in Person?..................................     2
  What Vote Is Required to Approve Each Proposal?...........     2
     Proposal 1: Elect Two Directors........................     2
     Proposal 2: Approve Amendment to 1996 Stock Incentive
                 Plan and the amended Plan..................     2
     Proposal 3: Ratify Selection of Independent Public
                 Accountants................................     2
     The Effect of Broker Non-Votes.........................     2
  What Are the Costs of Soliciting these Proxies?...........     2
  How Do I Obtain an Annual Report on Form 10-K?............     3
INFORMATION ABOUT TRANSCRYPT COMMON STOCK OWNERSHIP.........     3
  Which Stockholders Own at Least 5% of Transcrypt?.........     3
  How Much Stock is Owned by Directors and Executive
     Officers?..............................................     4
  Compensation Committee Interlocks and Insider
     Participation..........................................     5
  Did Directors, Executive Officers and Greater-Than-10%
     Stockholders Comply With Section 16(a) Beneficial
     Ownership Reporting in 1997?...........................     5
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS..........     5
  The Board of Directors....................................     5
  The Committees of the Board...............................     5
  Directors.................................................     6
  How Do We Compensate Directors?...........................     7
  Certain Relationships and Related Transactions............     8
  Executive Officers........................................     8
  How We Compensate Executive Officers......................    10
     Summary Compensation Table.............................    10
     Option Grants in Last Fiscal Year......................    11
     Fiscal Year-End Option Value Table.....................    11
  Employment Agreements.....................................    12
Compensation Committee Report On Executive Compensation.....    13
  The Report................................................    13
Performance Graph...........................................    15
Discussion of Proposals Recommended by the Board............    15
  Proposal 1: Elect Two Directors...........................    15
  Proposal 2: Approve Amendment to 1996 Stock Incentive Plan
              and the amended Plan..........................    16
     Description of 1996 Stock Incentive Plan...............    17
     Federal Income Tax Consequences........................    21
  Proposal 3: Ratify Selection of Independent Public
              Accountants for 1998..........................    23
Information About Stockholder Proposals.....................    24
Appendix A
  Transcrypt International, Inc. 1996 Stock Incentive Plan,
     as amended.............................................   A-1
Appendix B
  Transcrypt International, Inc. Current Report on Form 8-K
     filed with the SEC on May 4, 1998......................   B-1
Appendix C
  Transcrypt International, Inc. Current Report on Form
     8-K/A filed with the SEC on May 20, 1998...............   C-1

               PROXY STATEMENT FOR TRANSCRYPT INTERNATIONAL, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 1998 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

WHO IS ENTITLED TO VOTE?

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about September 18, 1998 to all stockholders entitled to vote. At the close of business on September 3, 1998, there were 12,946,624 shares of Transcrypt common stock outstanding, of which 12,729,082 were entitled to vote. Transcrypt common stock is our only class of voting stock. We are also sending along with this Proxy Statement, the Transcrypt 1997 Annual Report, which includes our financial statements.

WHAT CONSTITUTES A QUORUM?

     The holders of a majority of the issued and outstanding shares of Transcrypt common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

HOW MANY VOTES DO I HAVE?

     Each share of Transcrypt common stock that you own entitles you to one vote. The proxy card indicates the number of shares of Transcrypt common stock that you own.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, date and sign the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

     - "FOR" the election of the two nominees for director (see pages 15 - 16),

     - "FOR" the approval of the amendment to the 1996 Stock Incentive Plan and the amended Plan (see pages 16 - 22), and

     - "FOR" the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants for 1998 (see page 23).

     If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

     Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

     - You may send Transcrypt's Secretary another proxy with a later date.

     - You may notify Transcrypt's Secretary in writing before the Annual Meeting that you have revoked your proxy.

     - You may attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:
Elect Two Directors              The two nominees for director who receive the
                                 most votes will be elected.

PROPOSAL 2:
Approve Amendment to 1996
Stock
Incentive Plan and the amended
Plan
                                 The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the amendment to the Plan and the amended Plan. So, if you "ABSTAIN" from voting, it has the same effect as if you voted "against" this proposal.

PROPOSAL 3:
Ratify Selection of
Independent Public
Accountants
                                 The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting is required to ratify the selection of independent public accountants. So, if you "ABSTAIN" from voting, it has the same effect as if you voted "against" this proposal.

THE EFFECT OF BROKER NON-VOTES   If your broker holds your shares in its name,
                                 the broker will be entitled to vote your shares on Proposals 1 and 3 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposal 2 unless it receives instructions from you. If your broker does not vote your shares on Proposal 2, such "broker non-votes" would reduce the number of affirmative votes that are necessary to approve
                                 Proposal 2.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. In addition, we have engaged Corporate Investor Communications, Inc. to assist in the distribution and solicitation of proxies, for which we have agreed to pay a fee of $4,500 plus reasonable out-of-pocket expenses incurred.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                         TRANSCRYPT INTERNATIONAL, INC.
                              4800 NW FIRST STREET
                            LINCOLN, NEBRASKA 68521
                         ATTENTION: INVESTOR RELATIONS

              INFORMATION ABOUT TRANSCRYPT COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF TRANSCRYPT?

     The following table shows, as of September 3, 1998, all persons we know to be "beneficial owners" of more than five percent of Transcrypt's common stock. The information about the University of Nebraska Foundation below is based on a
Schedule 13G report filed with the SEC on March 9, 1998. If you wish, you may obtain this report from the SEC.

                                                            NUMBER OF SHARES
          NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED(1)    PERCENT OF CLASS(2)
          ------------------------------------            ---------------------    -------------------
John T. Connor(3).......................................        1,501,528                 11.3%
  4800 NW First Street
  Lincoln, Nebraska 68521
Janice K. Connor(4).....................................        1,207,271                  9.3
  4800 NW First Street
  Lincoln, Nebraska 68521
University of Nebraska Foundation.......................          661,622                  5.1
  1111 Lincoln Mall, Suite 200
  Lincoln, Nebraska 68508

---------------
(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Transcrypt common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have or share the power to vote the stock, to invest it, to sell it or you currently have the right to acquire it or the right to acquire it within 60 days of September 3, 1998.

(2) Shares of Transcrypt common stock issuable upon exercise of stock options currently exercisable, or exercisable within 60 days of September 3, 1998, are considered outstanding for purposes of computing the percentage of the person or entity holding those options but are not considered outstanding for computing the percentage of any other person or entity. We consider the 217,542 shares of our non-voting common stock held by First Commerce Bancshares, Inc. outstanding for computing the percentage each person or entity owns.

(3) Includes 294,257 shares which are issuable upon the exercise of stock options that are exercisable within 60 days of September 3, 1998. Of the 1,501,528 shares, Mr. Connor shares voting and investment power of 1,207,271 shares with his wife, Janice K. Connor. Mr. Connor disclaims beneficial ownership of 490,258 shares held by Mrs. Connor and 97,980 shares held by or in trust for other members of the Connor family.

(4) Mrs. Connor shares voting and investment power of these shares with her husband, John T. Connor. Mrs. Connor disclaims beneficial ownership of 619,033 shares by Mr. Connor and 97,980 shares held by or in trust for other members of the Connor family.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

     The following table shows, as of September 3, 1998, the Transcrypt common stock beneficially owned by our directors and the two individuals who served as our Chief Executive Officer ("CEO") during 1997 and the other individuals who were serving as our executive officers at the end of 1997 and who received salary and bonus at a rate in excess of $100,000 during 1997 (such executive officers, collectively, the "Named Executive Officers"), and those shares of common stock owned by all executive officers and directors as a group.

                                                              NUMBER OF SHARES
                 NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)   PERCENT OF CLASS(2)
                 ------------------------                   ---------------------   -------------------
John T. Connor(3).........................................        1,501,528                11.3%
Jeffery L. Fuller(4)......................................          158,829                 1.2
C. Eric Baumann(4)........................................           31,766                   *
Michael P. Wallace(4).....................................           31,766                   *
Joel K. Young(4)..........................................           31,766                   *
Thomas E. Henning(5)......................................            8,000                   *
Thomas R. Thomsen(6)......................................            7,553                   *
Winston J. Wade(4)(7).....................................            6,553                   *
Frederick G. Hamer(4).....................................            5,000                   *
Thomas C. Smith(8)........................................            2,800                   *
Terry L. Fairfield(4)(9)..................................            1,000                   *
Thomas R. Larsen(4).......................................            1,000                   *
All executive officers and directors as a group (16
  persons)................................................        1,787,561                13.2

---------------
 *  Less than 1%

(1) See footnote 1 in the table included above at page 3 under "Which Stockholders Own at Least 5% of Transcrypt?"

(2) Shares of Transcrypt common stock issuable upon exercise of stock options currently exercisable, or exercisable within 60 days of September 3, 1998, are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person. We consider the 217,542 shares of our non-voting common stock held by First Commerce Bancshares, Inc. outstanding for computing the percentage each person owns. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power, if any, with respect to all shares of common stock each beneficially owns.

(3) Includes 294,257 shares which are issuable upon the exercise of stock options that are exercisable within 60 days of September 3, 1998. Of the 1,501,528 shares, Mr. Connor shares voting and investment power of 1,207,271 shares with his wife, Janice K. Connor. Mr. Connor disclaims beneficial ownership of 490,258 shares held by Mrs. Connor and 97,980 shares held by or in trust for other members of the Connor family.

(4) Consists solely of shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of September 3, 1998.

(5) Includes 1,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of September 3, 1998. Does not include shares held by The Security Mutual Life Insurance Company, of which Mr. Henning serves as President, CEO and director.

(6) Includes 6,553 shares issuable upon the exercise of stock options that are exercisable within 60 days of September 3, 1998.

(7) Does not include shares held by the University of Nebraska Foundation, of which Mr. Wade serves as director.

(8) Includes 1,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of September 3, 1998.

(9) Does not include shares held by the University of Nebraska Foundation, of which Mr. Fairfield serves as President and CEO.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our Compensation Committee is or has been an officer or employee of Transcrypt.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING IN 1997?

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers, and greater-than-10% stockholders to file reports with the SEC reflecting changes in their beneficial ownership of Transcrypt common stock and to provide us with copies of the reports. Based on our review of these reports and certifications furnished by each of the reporting persons, except for Frederick G. Hamer and Glenn P. Oorlog, each of whom filed one late report involving their initial statement of beneficial ownership of Transcrypt common stock on Form 3, and Thomas E. Henning and Thomas C. Smith, each of whom filed one late report involving the purchase of common stock on Form 4, we believe that all of these reporting persons complied with their filing requirements for 1997.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

     The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them and participating in Board and committee meetings.

     The Board met 13 times during fiscal 1997. With the exception of Mr. Wade, who missed six out of 13 Board meetings and four out of seven Compensation Committee meetings, each incumbent director attended at least 75% of the total number of Board and committee meetings, of which he was a member, held in fiscal 1997.

THE COMMITTEES OF THE BOARD

     The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee.

THE AUDIT COMMITTEE              The Audit Committee oversees actions taken by
                                 our independent public accountants and reviews our internal accounting controls. Messrs.
                                 Henning, Larsen and Smith currently serve as members of the Audit Committee. The Audit
                                 Committee met two times during 1997.

THE COMPENSATION COMMITTEE       The Compensation Committee is responsible for
                                 determining our compensation policies and administering our compensation plans and 1996
                                 Stock Incentive Plan. The Compensation
                                 Committee also reviews the compensation levels of our employees and makes recommendations to the Board regarding changes in compensation.
                                 The Compensation Committee's Report on
                                 Executive Compensation for 1997 is printed below at pages 13 - 14. Messrs. Fairfield,
                                 Thomson and Wade currently serve as members of the Compensation Committee. The Compensation
                                 Committee met seven times during 1997.

THE NOMINATING COMMITTEE         The Nominating Committee recommends candidates
                                 for election to our Board of Directors. Messrs.
                                 Fairfield, Connor and Thomson currently serve as members of the Nominating Committee. The
                                 Nominating Committee met two times during 1997.

DIRECTORS

     The following are the biographies of our current directors, except for Class II Directors, Thomas R. Thomsen and Thomas C. Smith, whose biographies are included below at page 16 under "Proposal 1: Elect Two Directors."

     Class I Directors. The following are our current Class I directors. Each Class I director was elected at Transcrypt's 1997 annual meeting of stockholders for terms expiring in 2000:

               NAME AND AGE                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
               ------------                       --------------------------------------------
Thomas R. Larsen (54).....................  Mr. Larsen has served as a director of Transcrypt since
                                            October 1995. Mr. Larsen has been a certified public
                                            accountant since 1975 and is currently President and
                                            Chief Executive Officer of Larsen, Bryant & Porter,
                                            CPAs, P.C., a public accounting, tax and consulting
                                            firm. Mr. Larsen is also a director of Smith Hayes
                                            Trust, Inc., a mutual fund management company.

Winston J. Wade (59)......................  Mr. Wade has served as a director of Transcrypt since
                                            July 1996. Since December 1996, he has served as Chief
                                            Executive Officer and Chief Operating Officer of
                                            Binariang-Malaysia, a joint venture of U.S. West
                                            International. From February to December 1996, he served
                                            as managing director of BPL U.S. West Cellular in India.
                                            From 1963 to 1996, he held various positions with
                                            Northwestern Bell, AT&T and U.S. West Communications.
                                            Mr. Wade also serves as a director of the University of
                                            Nebraska Foundation, Ameritas Variable life Insurance
                                            Company and Binariang-Malaysia.

     Class III Directors. The following are our current Class III directors. Each Class III director was elected at Transcrypt's 1996 annual meeting of stockholders for terms expiring in 1999:

               NAME AND AGE                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
               ------------                       --------------------------------------------
John T. Connor (54).......................  Mr. Connor has served as Transcrypt's Chairman of the
                                            Board of Directors since its inception in December 1991
                                            through the present. He served as the Chief Executive
                                            Officer from December 1991 through July 1997 and was
                                            reappointed interim Chief Executive Officer in June
                                            1998. From 1969 to June 1991, he held numerous senior
                                            management positions with Deloitte & Touche LLP, an
                                            international accounting, tax and consulting firm, and
                                            its predecessor firm, Touche Ross & Co., including
                                            National Director of Tax, Associate Managing Partner,
                                            Mid-Atlantic Regional Managing Partner and a member of
                                            the management committee and Board of Directors.

Terry L. Fairfield (49)...................  Mr. Fairfield has served as a director of Transcrypt since December 1991. Since 1987, he has served as
                                            President and Chief Executive Officer of the University
                                            of Nebraska Foundation, a nonprofit corporation. Mr.
                                            Fairfield also serves as a director of Aliant
                                            Communications Inc., a Nasdaq listed, telecommunications
                                            company.

Thomas E. Henning (45)....................  Mr. Henning was appointed to serve the remaining term as director for Harold S. Myers, a former director of
                                            Transcrypt who passed away in December 1996. Mr. Henning
                                            previously served as director of Transcrypt from
                                            February 1993 through July 1996. Mr. Henning has, since
                                            February 1995, served as President, Chief Executive
                                            Officer and director of The Security Mutual Life
                                            Insurance Company, a life insurance, annuity and pension
                                            products company, and also serves as a director of
                                            National Bank of Commerce, a subsidiary of First
                                            Commerce Bancshares, Inc., a publicly held,
                                            exchange-listed bank holding company. From March 1990 to
                                            February 1995, Mr. Henning served as President and Chief
                                            Operating Officer of The Security Mutual Life Insurance
                                            Company.

HOW DO WE COMPENSATE DIRECTORS?

     Meeting Fees. In 1997, we paid our non-employee directors a fee of:

     - $1,000 for attendance at each Board meeting; and

     - $400 for attendance at each committee meeting.

     The annual maximum fee per director was $5,000 plus expenses per year.

     In January 1998, the Compensation Committee set the fees for directors of the Board at $1,000 for each Board meeting attended; $500 for each telephonic Board meeting; and $500 for each committee meeting. In addition, the annual maximum cap on fees paid to directors was eliminated. In addition, our directors are eligible to participate in the 1996 Stock Incentive Plan.

     Expenses and Benefits. We reimburse all directors for out-of-pocket and travel expenses incurred in attending Board meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1991, we entered into an agreement with Connor Enterprises for investment banking services. During fiscal 1997, we paid Connor Enterprises $210,000 earned in 1996 for the services performed in 1991. Mr. Connor is the President of Connor Enterprises.

EXECUTIVE OFFICERS

     The following are the biographies of our current executive officers, except for Mr. Connor, our interim CEO, whose biography is included above under "Directors."

               NAME AND AGE                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
               ------------                       --------------------------------------------
Frederick G. Hamer (55)...................  Mr. Hamer joined Transcrypt from E.F. Johnson as Vice
                                            President of International Sales in July 1997 and
                                            currently serves as Vice President of Sales. From
                                            October 1992 through June 1995, he served as Vice
                                            President, International for E.F. Johnson. Mr. Hamer
                                            served as Vice President, Sales and Distribution for
                                            E.F. Johnson from March 1983 through October 1992 and
                                            June 1995 to January 1996. From January 1997 to July
                                            1997, Mr. Hamer served as Vice President, Sales and
                                            Marketing for E.F. Johnson. In addition, Mr. Hamer was
                                            Vice President of Sales and Marketing for Dispatch
                                            Industries, Inc. from January 1996 through December
                                            1997.

Craig J. Huffaker (53)....................  Mr. Huffaker, a certified public accountant, joined
                                            Transcrypt as Senior Vice President and Chief Financial
                                            Officer in January 1998. From July 1996 to January 1998,
                                            he served as Vice President and Chief Financial Officer
                                            of Tie Communications, Inc., and from August 1994 to
                                            April 1996, served as Senior Vice President and Chief
                                            Financial Officer of TSW International, Inc. Mr.
                                            Huffaker served as Senior Vice President and Chief
                                            Financial Officer of Applied Immune Sciences, Inc. from
                                            November 1991 to August 1994.

Christopher S. Litras (45)................  Mr. Litras joined Transcrypt as Vice President of Human
                                            Resources in June of 1998. From 1993 to 1998, he served
                                            as Vice President of Human Resources at the
                                            Manfield/Dover Operations and Director of Human
                                            Resources and Information Systems at Eastern Stainless
                                            Corporation for ARMCO, Inc. Prior to joining ARMCO,
                                            Inc., he worked for USX Corporation where he held
                                            multiple positions in Human Resources and Operations
                                            from 1975 to 1988.

R. Andrew Massey (29).....................  Mr. Massey, an attorney, joined Transcrypt in December
                                            1997 and has served as Corporate Secretary since June
                                            1998. From November 1995 to July 1997, he served as a
                                            legal assistant to the Nebraska Public Service
                                            Commission.

               NAME AND AGE                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
               ------------                       --------------------------------------------
Edgar L. Osborn (45)......................  Mr. Osborn joined Transcrypt as Senior Vice President of
                                            Marketing and Chief Operating Officer in March of 1998,
                                            and in June 1998, he was appointed acting President of
                                            Transcrypt. Mr. Osborn served as Director of Marketing
                                            and Sales and later as Vice President of Westinghouse
                                            Industry Products International Company, Inc. for
                                            Westinghouse Electric Corporation from 1995 to March
                                            1998. From 1992 to 1995, he held numerous positions with
                                            Harris Corporation, a manufacturer and developer of
                                            wireless communications. From 1990 to 1992, he served as
                                            Market Manager for Ericsson General Electric.

Michael P. Wallace (37)...................  Mr. Wallace joined Transcrypt as Vice President of
                                            Operations in February 1994. From December 1989 to
                                            February 1994, he served as the Electric Card Assembly
                                            and Test Engineering Manager of Scientific Atlanta Inc.,
                                            a manufacturer and distributor of broadband
                                            communications products.

Joel K. Young (33)........................  Mr. Young joined Transcrypt as Vice President of
                                            Engineering in February 1996 and was appointed Vice
                                            President of Marketing and Engineering in June 1997.
                                            From 1986 to January 1996, he held numerous positions
                                            with AT&T, the former AT&T Bell Laboratories and
                                            telecommunications research companies, and specialized
                                            in signaling, network implementation and voice
                                            processing. He served most recently as District Manager,
                                            AT&T Business Communication Services. Mr. Young has been
                                            awarded five patents on various telecommunications
                                            systems and techniques.

HOW WE COMPENSATE EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation paid during the last three fiscal years to the Named Executive Officers. No other executive officer received salary and bonus in excess of $100,000 during 1997.

                                                                        LONG-TERM
                                      ANNUAL COMPENSATION              COMPENSATION
                             --------------------------------------    ------------      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY      BONUS      OTHER       OPTIONS #     COMPENSATION(1)
---------------------------  ----   --------    --------   --------    ------------   ---------------
John T. Connor(2)..........  1997   $196,539    $ 40,000   $     --           --          $ 6,864
  Chairman of the            1996    172,885      50,000    210,000(3)        --            8,716
  Board and interim CEO      1995    169,808      86,830         --           --            4,760
Jeffery L. Fuller(2).......  1997   $182,308    $ 53,000   $     --      125,000          $ 9,006
  Former President, CEO,     1996    156,923      35,000         --           --            1,440
  Chief Operating Officer    1995     66,346(4)   14,840         --      163,829           25,066
  and Director
C. Eric Baumann(5).........  1997   $109,438    $  2,000   $ 75,813(7)    20,000          $ 3,000
  Former Vice President of   1996    103,000       2,000     58,254(7)    32,766           14,705
  Sales and Distribution     1995     15,054(6)    3,168        154(7)        --               --
Joel K. Young..............  1997   $107,885    $ 14,573   $     --       20,000          $ 3,000
  Vice President             1996     88,461(8)    2,000         --       32,766           36,852
  of Engineering             1995        N/A
Michael P. Wallace.........  1997   $107,403    $ 23,375   $     --       20,000          $13,623
  Vice President of          1996        N/A
  Operations                 1995        N/A
Frederick G. Hamer.........  1997   $ 62,000(9) $113,742   $     --       20,000          $ 6,793
  Vice President of          1966        N/A
  Sales                      1995        N/A

---------------
(1) Represents contributions to Transcrypt's 401(k) Profit Sharing & Savings Plan, moving allowances and personal use of Transcrypt-owned automobiles.

(2) Mr. Connor served as CEO through July 1997 and Mr. Fuller served as President and Chief Operating Officer through July 1997. In July 1997, Mr. Fuller became CEO of Transcrypt and served as President and CEO through May 31, 1998. Effective May 31, 1998, Mr. Fuller resigned from all positions with Transcrypt. In June 1998, Mr. Connor was appointed interim CEO of Transcrypt.

(3) Represents remaining amount due to Mr. Connor for deferred fees payable under his employment contract.

(4) Represents salary at the rate of $150,000 per year beginning in July 1995.

(5) Mr. Baumann resigned from all positions with Transcrypt effective May 31, 1998.

(6) Represents salary at the rate of $103,000 per year beginning in November
    1995.

(7) Represents sales commissions Mr. Baumann earned.

(8) Represents salary at the rate of $100,000 per year beginning in February
    1996.

(9) Represents salary at the rate of $100,000 per year beginning in August 1997.

     The following table sets forth information concerning stock options granted to the Named Executive Officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                       --------------------------------------------------------         VALUE AT ASSUMED
                       NUMBER OF     PERCENT OF                                      ANNUAL RATES OF STOCK
                       SECURITIES   TOTAL OPTIONS                                      PRICE APPRECIATION
                       UNDERLYING    GRANTED TO                                        FOR OPTION TERM(2)
                        OPTIONS       EMPLOYEES        EXERCISE      EXPIRATION      ----------------------
        NAME           GRANTED(1)      IN 1997          PRICE           DATE            5%           10%
        ----           ----------   -------------   --------------   ----------      --------      --------
John T. Connor.......       N/A          N/A               N/A             N/A            N/A           N/A
Jeffery L. Fuller....   125,000(3)      27.2%(3)       $  8.00         9/30/99(3)    $ 20,500(3)   $ 42,000(3)
C. Eric Baumann......    20,000(3)       4.4(3)           8.00         3/31/99(3)       3,280(3)      6,720(3)
Frederick G. Hamer...    25,000          5.4            11.375         7/31/07         78,842       453,221
Michael P. Wallace...    20,000          4.4              8.00         1/22/07        100,623       254,999
Joel K. Young........    20,000          4.4              8.00         1/22/07        100,623       254,999

---------------
(1) Options vest 20% per year, at the end of each year, for five years commencing on the date of grant. Options were granted pursuant to the terms of the 1996 Stock Incentive Plan.

(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of Transcrypt common stock, compounded annually from the date of grant to the expiration date and assuming that the closing price was the market value of the common stock on the date of grant. The actual value (if any) that an executive officer receives from a stock option will depend upon the amount by which the market price of Transcrypt's common stock exceeds the exercise price of the option on the date of exercise. We cannot assure that the common stock will appreciate at any particular rate or at all in future years.

(3) In connection with a Severance Agreement and Mutual Release entered into between Transcrypt and each of Messrs. Fuller and Baumann, only that portion of the options vested as of May 31, 1998 (which was 25,000 shares for Mr. Fuller and 4,000 shares for Mr. Baumann) remain outstanding. Such options expire on September 30, 1999 for Mr. Fuller and March 31, 1999 for Mr. Baumann. The potential realizable value at assumed annual rates of stock appreciation for option terms for Messrs. Fuller and Baumann is based upon 25,000 and 4,000 shares, respectively. See "Employment Agreements" below at page 12.

     The following table sets forth the number and value of stock options held by the Named Executive Officers at December 31, 1997.

                       FISCAL YEAR-END OPTION VALUE TABLE

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                               SHARES                       OPTIONS AT YEAR-END             AT YEAR-END(1)
                              ACQUIRED       VALUE      ---------------------------   ---------------------------
           NAME              ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   ----------   -----------   -------------   -----------   -------------
John T. Connor.............    95,000      $1,747,050     294,257             --      $7,096,008     $       --
Jeffery L. Fuller(2).......    30,000         538,500     133,829        125,000       2,917,788      2,109,375
C. Eric Baumann(2).........     5,000          89,750      27,766         20,000         600,929        337,500
Frederick G. Hamer.........        --              --          --         25,000              --        337,500
Michael P. Wallace.........     5,000          89,750      27,766         20,000         605,993        337,500
Joel K. Young..............     5,000          89,750      27,766         20,000         605,993        337,500

---------------
(1) Solely for purposes of this table, the fair market value per share of Transcrypt common stock is assumed to be $24.875, the closing price of the common stock on the Nasdaq National Market on December 31,

    1997. The common stock currently trades on the OTC Bulletin Board. The last sale price of the common stock on September 8, 1998, as reported on the OTC Bulletin Board, was $3 3/8.

(2) The number of options held by Messrs. Fuller and Baumann were adjusted subsequent to year-end pursuant to a Severance Agreement and Mutual Release entered into between Transcrypt and each of Messrs. Fuller and Baumann. See "Employment Agreements" below.

                             EMPLOYMENT AGREEMENTS

     We entered into an employment agreement with John T. Connor, our Chairman and interim CEO, for a term beginning on July 23, 1997 and ending December 31, 1999. The agreement sets forth a base salary of $200,000 per year and provides for a quarterly bonus of (i) 20% of his salary if Transcrypt meets or exceeds quarterly sales goals and (ii) 20% of his salary if Transcrypt meets or exceeds quarterly profit goals, which goals are based upon Board-approved plans. The agreement provides for certain benefits to Mr. Connor, including paid vacations, pension benefits, qualified profit-sharing plans, employee group insurance and disability insurance. The agreement includes a Noncompete Agreement, which is effective during the term of the agreement. On January 29, 1997, the Board of Directors and Mr. Connor eliminated Mr. Connor's quarterly bonus provisions based on Transcrypt sales and profitability goals effective August 1, 1997.

     We entered into an employment agreement with Jeffery L. Fuller, our former President and CEO, for a term beginning July 31, 1997 and ending on December 31, 1999. Mr. Fuller's employment was terminated effective May 31, 1998, pursuant to a Severance Agreement and Mutual Release dated June 2, 1998, described further below. The employment agreement set forth a base salary of $200,000 per year and provided for an annual bonus in an amount to be determined by the Board of Directors, provided Transcrypt met or exceeded certain performance objectives provided to the Board of Directors. Mr. Fuller was entitled, at a minimum, to receive a bonus of 20% of his quarterly salary if Transcrypt met or exceeded its quarterly sales goals and 20% of his quarterly salary if Transcrypt met or exceeded its quarterly profit goals. The agreement also provided for certain benefits to Mr. Fuller, including paid vacations, pension benefits, qualified profit-sharing plans, employee group insurance and disability insurance. The agreement includes a Noncompete Agreement, effective during the term of the agreement. On January 29, 1998, the Board of Directors increased Mr. Fuller's base annual salary to $235,000 effective January 1, 1998.

     On July 29, 1997, we entered into an employment agreement with Frederick G. Hamer, Vice President of Sales. Mr. Hamer's employment provided for a base salary of $150,000 and commission payments based on sales if Transcrypt achieved its quarterly plans. Under the agreement, Mr. Hamer received a one-time payment of $100,000 because he was employed with Transcrypt on July 31, 1998. The agreement also provided for certain benefits, including paid vacations, pension benefits, qualified profit-sharing plans, employee group insurance and disability insurance. This agreement expired on July 31, 1998 and Mr. Hamer continues to be employed on an at-will basis as Vice President of Sales. Mr. Hamer has entered into a Noncompete Agreement effective during the term of the employment agreement and for two years thereafter.

     On September 30, 1996, we entered into employment agreements with Michael
P. Wallace and Joel K. Young, each of whom is a Transcrypt Vice President, and
C. Eric Baumann, who was a Transcrypt Vice President until his resignation effective May 31, 1998. The agreements set forth base salaries and provide for annual bonuses to be determined by the Board of Directors, and provide for certain benefits, including paid vacations, pension benefits, qualified profit-sharing plans, employee group insurance and disability insurance. The term of each such agreement continues for two years, unless otherwise terminated according to the terms of the agreements. Each of these individuals has entered into a Noncompete Agreement effective during the term of each individual's employment agreement.

     In connection with their resignation from Transcrypt, Messrs. Baumann and Fuller each entered into a Severance Agreement and Mutual Release with Transcrypt effective May 31, 1998. The agreements provide compensation to Mr. Fuller of approximately $333,785 and to Mr. Baumann of $158,756, less applicable payroll taxes, for all unpaid monetary compensation for the period of June 1, 1998 through September 30,

1999 and June 1, 1998 through March 31, 1999, respectively. Messrs. Fuller and Baumann will also receive the same medical, dental, disability and life insurance benefits which each has received from Transcrypt in the past until the earlier to occur of September 30, 1999 for Mr. Fuller and March 31, 1999 for Mr. Baumann or each individual's procurement of employment elsewhere. The severance agreements set forth that no additional shares of Transcrypt common stock held by Messrs. Fuller and Baumann pursuant to stock options shall vest or become vested after May 31, 1998. Any vested stock options held by Messrs. Fuller and Baumann which are not exercised on or before September 30, 1999 or March 31, 1999, respectively, shall expire. The agreements also provide that the Indemnification Agreements previously entered into between each of Messrs. Fuller and Baumann and Transcrypt shall remain in full force and effect, subject to certain modifications. The agreements also include provisions concerning (i) non-competition and non-solicitation for the period ending September 30, 1999 for Mr. Fuller and March 31, 1999 for Mr. Baumann, (ii) unauthorized disclosure of certain trade secrets or confidential information, and (iii) mutual releases of certain claims.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The following Compensation Committee Report on Executive Compensation shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

THE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three directors who are not also Transcrypt employees. The Committee establishes Transcrypt's overall compensation and employee benefits and the specific compensation of our executive officers. It is the Committee's goal to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers.

     We adopt and administer our executive compensation policies and specific executive compensation programs in accordance with the principal goal of maximizing return on stockholders' equity. The Committee believes that we can best achieve our performance goal, and the long-term interests of our stockholders generally by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Committee believes that our executive officer compensation policies are consistent with this policy.

     Certain of our executive officers, including our current interim Chief Executive Officer, John T. Connor, have written, employment agreements with us (see "Employment Agreements" on page 12 above). The Committee determines the levels of compensation granted in such employment agreements, and the levels of compensation granted to other executive officers from time to time based on factors that the Committee considers appropriate. As indicated below, our overall financial performance is a key factor the Committee considers in setting compensation levels for executive officers.

     The Committee determines annual compensation levels for executive officers, including the Chief Executive Officer, and compensation levels which may be implemented from time to time in written employment agreements with executive officers based primarily on its review and analysis of the following factors:
(i) the responsibilities of the position, (ii) the performance of the individual and his or her general experience and qualifications, (iii) our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, (iv) the officer's total compensation during the previous year, (v) compensation levels that comparable companies in similar industries (telecommunications and information security) pay, (vi) the officer's length of service with us, and (vii) the officer's effectiveness in dealing with external and internal audiences. In addition, the Committee receives the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, which the Committee reviews in light of the above factors. The Committee believes, based on a review of relevant compensation surveys, that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

     In addition to the above criteria applicable to executive officers generally, the compensation of our two Chief Executive Officers for 1997 was also based on each individual's progress in satisfying certain additional criteria. These criteria include progress in completing our secondary public offering, results in meeting our strategic business plan, achievement of budget and performance objectives that we established and leadership abilities (including developing an effective senior management team). Since Mr. Connor, our interim Chief Executive Officer, is employed pursuant to a contract, these criteria will be used in awarding him bonuses in 1998 while his base salary will have been fixed by his contract.

     While the Committee establishes salary and bonus levels based on the above-described criteria, the Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our stockholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. We granted stock options pursuant to the 1996 Stock Incentive Plan to help achieve this objective, and to provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. The Committee currently structures awards granted under the 1996 Stock Incentive Plan to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) allows us to preserve our right to take a tax deduction for compensation attributable to these awards if certain requirements, which include the achievement of certain performance goals, are met. We have granted stock options to each of the Named Executive Officers and to 24 other of our officers or key employees. Through the 1996 Stock Incentive Plan, there will be an additional direct relationship between our performance and benefits to executive officer Plan participants.

     The principles that guided the Committee in determining our other executive officers' compensation during the 1997 fiscal year also included the motivation of employees to attain the highest level of performance and the ability to attract, and retain qualified employees. With the acquisition of E.F. Johnson Company, the Committee made it a priority to retain essential personnel of E.F. Johnson management through executive compensation. In addition, the Committee evaluated individual performance involving our initial and secondary public offering, and granted bonuses to individuals who performed at a level that significantly exceeded expectations.

     Another component of compensation for our executive officers is our Sales Compensation Plan. This plan optimizes both individual and team sales performance by providing a stimulus to exceed monthly individual quotas with a vested focus on monthly total Team Transcrypt sales. The Sales Compensation Plan is designed for certain members of our Domestic, Radio or International Sales Teams. Individual quotes are assigned and tracked both monthly and cumulatively, with an understanding that the quotes should reflect market-buying cycles.

     Members of the Compensation Committee of the Board of Directors:

               Terry L. Fairfield, Chairman
               Thomas R. Thomsen
               Winston J. Wade

Dated: August 26, 1998

                               PERFORMANCE GRAPH

     The graph below compares the eleven-month total return to stockholders (stock price appreciation plus reinvested dividends) for Transcrypt common stock with the comparable return of two indexes: the Nasdaq Stock Market and the Nasdaq Electronic Components Index. Points on the graph represent the performance on January 31, 1997 and December 31, 1997. We have used an eleven-month graph since we went public, and began trading as a company, on January 22, 1997.

             COMPARISON OF ELEVEN-MONTH TOTAL RETURN TO STOCKHOLDER
                     AMONG TRANSCRYPT, NASDAQ STOCK MARKET
                     AND NASDAQ ELECTRONIC COMPONENTS INDEX

    TRANSCRYPT, NASDAQ STOCK MARKET AND NASDAQ ELECTRONIC COMPONENTS STOCKS

                           TRANSCRYPT                               NASDAQ
                        INTERNATIONAL,       NASDAQ STOCK         ELECTRONIC
                             INC.            MARKET (U.S.)        COMPONENTS
 1/31/97                      100                 100                 100
12/31/97                      311                 115                  88

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECT TWO DIRECTORS

     The Board has nominated two directors for election at the Annual Meeting. Each nominee is currently serving as one of our Class II directors. Each Class II director's term expires in 1998. If you re-elect them, they will hold office until the annual meeting in 2001 or until their successors have been elected or until they resign. The Board is presently seeking additional qualified directors with business experience that would prove an asset to the Board.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting at which the Class that the director has been appointed to will be elected.

                                    NOMINEES

            NAME AND AGE                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
            ------------                       --------------------------------------------
Thomas R. Thomsen (63)...............  Mr. Thomsen has served as a director of Transcrypt since
                                       July 1995. Since August 1995, he has served as Chairman of the Board of Directors and Chief Executive Officer of
                                       Lithium Technology Corporation ("LTC"), a public company
                                       that manufactures rechargeable batteries. Mr. Thomsen has
                                       served as a director of LTC since February 1995. In January
                                       1990, Mr. Thomsen retired as President of AT&T Technologies, after holding numerous senior management positions including director of Sandia Labs, Lucent Technologies, AT&T Credit
                                       Corp. and Oliveti Inc. Mr. Thomsen also serves as a director of the University of Nebraska Technology Park.

Thomas C. Smith (53).................  Mr. Smith has served as a director of Transcrypt since
                                       October 1995. Since December 1985, he has been Chairman of the Board of Directors and President of Consolidated
                                       Investment Corporation, the parent company of Smith Hayes
                                       Financial Services Corporation, a financial services firm, and Conley Smith Inc., a registered investment advisor. Mr.
                                       Smith is also the President of Smith Hayes Financial
                                       Services Corporation. He is a director of the Nebraska
                                       Research and Development Authority and First Mid-America
                                       Finance Corporation. Mr. Smith is also a director of Smith
                                       Hayes Trust, Inc., a mutual fund management company.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

PROPOSAL 2: APPROVE AMENDMENT TO 1996 STOCK INCENTIVE PLAN AND THE AMENDED PLAN

     We are seeking your approval of an amendment to Transcrypt's 1996 Stock Incentive Plan and the amended Plan. The 1996 Stock Incentive Plan was approved by the Board of Directors and by our stockholders in September 1996. The Board adopted an amendment to increase the number of shares of common stock reserved for issuance under the 1996 Stock Incentive Plan on August 27, 1998, subject to your approval at the Annual Meeting.

     We propose to amend the 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the 1996 Stock Incentive Plan by 800,000, from 1,200,000 to 2,000,000. As of September 3, 1998, of the
1,200,000 shares reserved for issuance under the 1996 Stock Incentive Plan, only 157,867 are available for future grant. We believe that in order to attract, retain and motivate officers, employees and non-employee directors, the number of shares available for issuance under the 1996 Stock Incentive Plan must be increased. In particular, we are currently conducting a search for a permanent chief executive officer. Additional shares may be needed in the 1996 Stock Incentive Plan in order to structure a compensation package that would attract a qualified person that we might identify to accept the position. However, it may be possible under certain circumstances to structure an acceptable compensation package without the availability of additional shares under the 1996 Stock Incentive Plan. We do not expect to make any additional awards under the 1996 Stock Incentive Plan to Mr. Connor, our Chairman of the Board and interim Chief Executive Officer.

     While we recognize the possible dilutive effect on the stockholders, we believe, on balance, the incentive that is provided by the opportunity to participate in the growth and earnings of Transcrypt through the granting of awards to acquire Transcrypt common stock is important to our success and, accordingly, will benefit Transcrypt and its stockholders. We believe it is in the best interests of our stockholders to approve this amendment to the 1996 Stock Incentive Plan and the amended Plan. If the proposal is not approved by the stockholders, the 1996 Stock Incentive Plan will continue with only 1,200,000 shares of common stock reserved for issuance thereunder.

     We have provided below the proposed amendment which replaces Section 4(a) of the 1996 Stock Incentive Plan. In addition, we have summarized below certain key provisions of the 1996 Stock Incentive Plan and have also included, for your review, the full text of the amended 1996 Stock Incentive Plan as Appendix A. If you approve this proposal, the additional awards available under the 1996 Stock Incentive Plan will be subject to the same terms and provisions that are currently in the 1996 Stock Incentive Plan. Amended Section 4(a) provides as follows:

     - "Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under the Plan shall not exceed 2,000,000."

                    DESCRIPTION OF 1996 STOCK INCENTIVE PLAN

PURPOSES AND ELIGIBILITY         The purpose of the 1996 Stock Incentive Plan
                                 (the "Plan") is to retain and motivate our employees, non-employee directors and independent contractors by providing them with or increasing their ownership interests in Transcrypt. The Plan authorizes the issuance of awards to certain of our employees, non-employee directors and independent contractors.

SHARES AVAILABLE
  -- OVERALL LIMIT               Subject to certain adjustment provisions, a
                                 total of 1,200,000 shares of common stock are currently authorized for issuance under the Plan. If this proposal is approved, the number of shares of common stock reserved for issuance will be increased to 2,000,000. This maximum number does not include the number of shares subject to the unexercised portion of any stock option that expires or is terminated. We may reissue expired or terminated shares under new options. As of September 3, 1998, a total of 157,867 shares remain available for future awards under the Plan. The Compensation
                                 Committee (the "Committee") will adjust the number of shares available for issuance under the Plan if there are changes in our outstanding common stock because of a reorganization, merger, consolidation, recapitalization, stock split, sale of substantially all of our property and assets, or a similar transaction is effected.

SPECIAL LIMITS
  -- INDIVIDUAL EMPLOYEE LIMIT
  ON SHARES                      In addition to the overall share limit, one
                                 special limit applies: in order to qualify as "performance-based compensation" as defined under Section 162(m) of the Internal Revenue
                                 Code of 1986, as amended (the "Code"), the maximum number of shares that can be granted to any one eligible person during any calendar year is 400,000.

ADMINISTRATION                   Subject to the provisions of the Plan, the
                                 Committee will administer the Plan, determine persons eligible to participate in the Plan, select participants from among eligible employees, interpret and construe the Plan, adopt, amend and rescind rules and regulations relating to administration, and determine the form, terms and conditions of awards.

AWARDS
  -- GENERALLY                   To date, we have only made awards of stock
                                 options under the Plan. The Plan, however, authorizes the following awards based upon our common stock: sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and a grant made pursuant to the Plan may consist of one such security or benefit, or two or more of them in tandem or in the alternative. Awards made under the plan are not restricted to any specified form or structure.

                                 The Committee will determine vesting,
                                 exercisability and other restrictions that apply to an award. Vesting generally means the date the individual has the right to the award or can exercise the stock option or stock appreciation right.

                                 No awards may be made under the Plan after December 31, 2006. However, shares may be issued after December 31, 2006 if they are issued under awards made prior to that date. No shares will be issued under the Plan after December 31, 2016.

  -- STOCK OPTIONS AND STOCK
     APPRECIATION RIGHTS         Stock options may be either nonqualified or
                                 incentive stock options (within the meaning of Section 422 of the Code).

                                 The Committee will issue stock options and stock appreciation rights at an exercise price no less than the fair market value of our common stock on the date of grant.

                                 The exercise price of a stock option or stock appreciation right may be paid, in whole or in part, by any one or more of the following means: the delivery of cash; the delivery of other property the Committee considers acceptable; the delivery of previously owned shares of our capital stock (including "pyramiding") or other property; a reduction in the amount of shares or other property otherwise issuable pursuant to such award; or the delivery of a promissory note of the participant or of a third party, the terms and conditions of which the Committee shall determine. The Committee will fix the term of a stock option or stock appreciation right upon grant. However, under the Plan, the term may be no longer than ten years unless the Committee provides otherwise.

  -- PERFORMANCE-BASED
     AWARDS Performance-based awards are awards granted under the Plan (i.e., stock options, stock appreciation rights and stock awards) that the Committee intends to qualify as "performance-based compensation" under Section 162(m) of the Code. The purpose is to preserve our right to take a tax deduction in full for the compensation attributable to such awards.

                                 Section 162(m) of the Code limits corporate deductions for compensation to executives to $1,000,000 per year in certain circumstances. Compensation in the category of "performance-based compensation" (as specifically defined) is not subject to this deduction limitation. Currently, the Plan is not subject to these potential deduction limitation rules, but the Plan will become subject to these rules in the future.

                                 The Treasury Regulations promulgated under Code
                                 Section 162(m) contain a special set of rules for public corporations that adopted compensation plans and agreements prior to their initial public offering. In the case of a corporation that was not a publicly held corporation and then becomes a publicly held corporation, the deduction limit of Code
                                 Section 162(m) does not apply to any
                                 remuneration paid pursuant to a compensation plan or agreement that existed during that period in which the corporation was not publicly held. However, in the case of such a corporation that becomes publicly held in connection with an initial public offering, this relief from the rules of Code Section 162(m) applies only to the extent that the prospectus accompanying the initial public offering disclosed information concerning those plans and agreements that satisfied all applicable securities laws then in effect. We believe that the Plan qualifies for this transition rule.

                                 The relief from Code Section 162(m) expires at the end of a "reliance period." The "reliance period" expires at the earliest of (a) the expiration of the plan or agreement; (b) the "material modification" of the plan or agreement (as specially defined); (c) the issuance of all employer stock and other compensation that has been allocated under the plan; or (d) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs. Accordingly, the Plan inevitably will become subject to Code
                                 Section 162(m) because the "reliance period" inevitably will expire under one of the foregoing standards.

                                 A favorable special rule applies to certain forms of compensation. The exemption from application of the rules of Code Section 162(m) applies to any compensation received pursuant to the exercise of a stock option or stock appreciation right, or the substantial vesting of restricted property, granted under a plan or agreement that qualifies for the transition rule if the grant occurs on or before the earliest of the events terminating the "reliance period" as described above. To date, we have issued solely options under the Plan, and we believe that the "reliance period" for the Plan has not yet terminated.

                                 When the "reliance period" for the Plan
                                 terminates, awards under the Plan must qualify as "performance-based compensation" in order to be excluded from the computation of the $1,000,000 annual deduction limit. For the award to so qualify:

                                 - at the time of grant the Committee must be
                                   comprised solely of two or more "outside directors" (as such term is used in Code
                                   Section 162(m) and the regulations
                                   thereunder)

                                 - with respect to either the granting or
                                   vesting of an award (other than a
                                   nonqualified stock option or a stock
                                   appreciation right which are granted with an exercise price at or above the fair market value of our common stock on the date of grant), such award must be subject to the achievement of a performance goal or goals based on one or more of the performance measures including, among other things:

                                   - net sales

                                   - pretax income before allocation of
                                     corporate overhead and bonus

                                   - earnings per share

                                   - net income

                                   - division, group or corporate financial
                                     goals

                                   - return on stockholders' equity, and

                                   - return on assets

                                   - the Committee must establish in writing
                                     objective performance goals applicable to a given performance period and the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such performance period (but in no event after 25 percent of such performance period has elapsed)

                                   - the performance goals must satisfy certain
                                     stockholder approval requirements

                                   - no compensation attributable to a
                                     performance-based award can be paid to or otherwise received by a participant until the Committee certifies in writing that the performance goals (and any other material terms) applicable to such period have been satisfied

                                   - after the establishment of a performance
                                     goal, the Committee cannot revise such
                                     performance goal or increase the amount of compensation payable under the award upon the attainment of such performance goal

                                 In the case of stock options and stock
                                 appreciation rights granted under the Plan, the grant or award will be made by the Committee; the Plan states that the maximum number of shares with respect to which stock options or stock appreciation rights may be granted during any calendar year to any one person shall not exceed 400,000; and, under the terms of the stock option or stock appreciation right, the amount of compensation the person could receive is based solely on an increase in value of Transcrypt stock after the date of the grant or award. We believe that these features satisfy the requirement in the Treasury Regulations promulgated under Code Section 162(m) that such grants or awards are based on a preestablished performance goal. The formula used to calculate the amount of compensation to be paid to the holder of such a stock option or stock appreciation right if the above-described performance goal is attained is the difference between the exercise price (i.e., the fair market value of a share of Transcrypt stock on the date of grant or award) and the current value of such share on the exercise date, times the number of shares subject to the grant or award (subject to the maximum of 2,000,000 shares provided for in the amended Plan). The maximum amount of compensation that could be attributable to stock options or stock appreciation rights may be calculated under this formula by using assumptions as to future prices for Transcrypt shares.

  -- TERMINATION OF EMPLOYMENT   If an employee ceases to be employed by us for
                                 any reason other than death or disability, or a non-employee director ceases to be a non-employee director with us, an option shall not become exercisable to an extent greater than it could have been exercised on the date the employee's employment by us, or the non-employee director's incumbency, as the case may be, ceased.

  -- TERMINATION OF PLAN         The Board may suspend or terminate the Plan at
                                 any time with or without prior notice, but such termination cannot reduce the amount of any outstanding award or change the terms and conditions of such award without the participant's consent.

  -- AMENDMENT OF PLAN           The Board may amend the Plan at any time with
                                 or without prior notice, but such amendment cannot reduce the amount of any outstanding award or change the terms and conditions of such award without the participant's consent.

     For grants or awards other than stock options or stock appreciation rights, it is not possible to determine the benefits or amounts that any participant will receive for the current year or any year in the future because (a) the Committee determines performance goals at the beginning of the performance period, and (b) the amount, if any, payable will depend upon the extent to which the executive satisfies such performance goals. If the Committee determines to issue awards under the Plan (other than stock options or stock appreciation rights), the Committee will establish the appropriate performance goals for such awards and seek appropriate stockholder approval for such awards in accordance with any applicable requirements in the Treasury Regulations promulgated under Code Section 162(m).

     The table on page 11 sets forth the number of options our most highly compensated officers have received under the Plan. Collectively, all current executive officers have been granted 623,066 options at an average exercise price of $4.49. Our non-employee directors have received the following number of options at the average exercise price of $13.65:

                                                      NUMBER OF OPTIONS
                                                      -----------------
Terry L. Fairfield..................................       10,000
Thomas E. Henning...................................       10,000
Thomas R. Larsen....................................       10,000
Thomas C. Smith.....................................       10,000
Thomas R. Thomsen...................................       16,553
Winston J. Wade.....................................       16,553

     Collectively, all our current employees who are not executive officers, as a group have received 105,366 options under the Plan at an average exercise price of $10.70.

                        FEDERAL INCOME TAX CONSEQUENCES

     It is not practicable at this time to attempt to describe the federal income tax consequences for all the types of grants and awards potentially issuable under the Plan. The Plan is very flexible in permitting utilization of a wide variety of compensation techniques. The federal income tax consequences to participants and to Transcrypt will vary depending upon the type of award. To date, the Committee has granted solely options under the Plan. Accordingly, the following description (which is subject to the previous discussion of Code
Section 162(m)) concerns solely federal income tax consequences applicable to options.

     The federal income tax consequences of issuing and exercising stock options under the Plan may be summarized as follows:

NONQUALIFIED STOCK OPTIONS       The grant of a nonqualified stock option has no
                                 immediate federal income tax effect: the optionee will not recognize taxable income and Transcrypt will not receive a tax deduction at such time.

                                 When the optionee exercises the option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. In the case of employees, Transcrypt is required to withhold tax on the amount of income recognized. Transcrypt will receive a tax deduction equal to the amount of income recognized. The timing of such deduction is based upon the timing of the optionee's income inclusion.

                                 When the optionee sells common stock obtained from exercising a nonqualified stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the optionee.

INCENTIVE STOCK OPTIONS          Only employees may receive incentive stock
                                 options. When an employee is granted an
                                 incentive stock option, or when the employee exercises the option, the employee will generally not recognize taxable income (but may incur the alternative minimum tax upon exercise of the option) and Transcrypt will not receive a tax deduction.

                                 If the employee holds the shares of common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are sold or exchanged during this period, the disposition will be deemed to be a "disqualifying disposition." The optionee would have taxable ordinary income at the time of the disposition equal to the lesser of the difference between the exercise price and the fair market value of the shares determined as of the date of exercise of the option or as of the date of the disqualifying disposition. Any additional gain on the disposition would be capital gain.

                                 Under current law, the maximum federal income tax rate for capital gains on assets held for more than one year (but not for more than 18 months) is 28%, whereas the maximum federal income tax rate for capital gains on assets held for more than 18 months is 20%.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO 1996 STOCK INCENTIVE PLAN AND THE AMENDED PLAN.

PROPOSAL 3: RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998

     We are asking you to ratify the Board's selection of KPMG Peat Marwick LLP, certified public accountants, ("KPMG") as independent public accountants for 1998.

     On May 5, 1998, we retained KPMG as our principal accountants, replacing Coopers & Lybrand L.L.P. ("Coopers") which, on April 24, 1998, resigned as our principal accountants. In conjunction with its resignation, Coopers advised us that their reports with respect to our consolidated financial statements, as of and for the years ended December 31, 1995 and 1996, should no longer be relied upon and were withdrawn. Neither our Board of Directors nor Audit Committee recommended the decision to change accountants. KPMG was retained to audit our financial statements for the fiscal years ended December 31, 1997 and 1998, and to reaudit our financial statements for the fiscal years ended December 31, 1995 and 1996. Our Board of Directors and Audit Committee unanimously recommended and approved the engagement of KPMG.

     None of Coopers' reports on our consolidated financial statements as of and for the years ended December 31, 1995 and 1996 contained any adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principle.

     During March and April 1998, we had a number of disagreements with Coopers and reportable events that were reportable under Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC. These disagreements and reportable events are described in our Current Report on Form 8-K filed with the SEC on May 4, 1998 (the "Initial 8-K"). The full text of the Initial 8-K, other than the exhibit, is attached hereto as Appendix B. We have modified the text as originally set forth in the Initial 8-K to add a number before each paragraph. On May 18, 1998, we received the response of Coopers to the Initial 8-K. The May 18, 1998 response of Coopers was included as Exhibit 16 to our Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on May 20, 1998 ("Amendment to the Initial 8-K"). A copy of the Amendment to the Initial 8-K is attached hereto as Appendix C, except that the Initial 8-K which was attached to Coopers' response is not included because it is set forth in full in Appendix B to the Proxy Statement. We have authorized Coopers to respond fully to any inquiries by KPMG.

     Prior to engaging KPMG as our principal accountants, we retained KPMG to perform a review under SAS No. 50 of the accounting principles applied by us to certain transactions that were the subject of a disagreement with Coopers. KPMG completed its preliminary review on April 28, 1998 and presented its preliminary conclusions orally to our Audit Committee on such date, which conclusions generally concurred with the views previously expressed by Coopers.

     During our two most recent fiscal years ended December 31, 1997 and during the interim period subsequent thereto until its consultations with KPMG described above, we had not consulted with KPMG with respect to the application of accounting principles to any specified transactions or the specific type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was given to us other than a general discussion of proposed services and anticipated fees, nor did we consult with KPMG during such period with respect to the subject of any disagreement under Item 304(a)(1)(iv) or reportable event under Item 304(a)(1)(v) of Regulation S-K.

     A representative of KPMG Peat Marwick LLP will attend the Annual Meeting and be able to make a statement and to answer your questions.

     We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent public accountants, the Board will consider it a direction to consider selecting other public accountants. However, even if you ratify the selection, the Board may still appoint new independent public accountants at any time during the year if it believes that such a change would be in the best interests of Transcrypt and our stockholders.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in our 1999 proxy statement, we must receive them, in a form which complies with the applicable securities laws, on or before May 21, 1999. In addition, in the event a stockholder proposal is not submitted to us prior to August 4, 1999, the proxy to be solicited by the Board of Directors for the 1999 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 1999 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. At this time, we anticipate that the 1999 Annual Meeting may be held sometime in May 1999. The rules and regulations promulgated by the SEC provide that if the date of our 1999 Annual Meeting is advanced or delayed more than 30 days from the date of this year's meeting, stockholder proposals intended to be included in the proxy materials for the 1999 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy materials for the 1999 Annual Meeting. Accordingly, in the event our 1999 Annual Meeting is held in May, the May 21, 1999 and August 4, 1999 deadlines set forth above will no longer be applicable. When we determine the date of the 1999 Annual Meeting and if such date is advanced or delayed more than 30 days from the date of this year's Meeting, we will inform you of such change by including a notice, under Item 5, in our earliest possible Quarterly Report on Form 10-Q. Please address your proposals to: Transcrypt International, Inc., 4800 NW First Street, Lincoln, Nebraska 68521, Attention: Corporate Secretary.

                                          By order of the Board of Directors,

                                          /s/ R. Andrew Massey

                                          R. Andrew Massey
                                          Corporate Secretary
September 18, 1998

                                                                      APPENDIX A
                         TRANSCRYPT INTERNATIONAL, INC.

                     1996 STOCK INCENTIVE PLAN, AS AMENDED

SECTION 1. PURPOSE OF PLAN

     The purpose of this 1996 Stock Incentive Plan ("Plan") of Transcrypt International, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, non-employee directors and independent contractors by providing for or increasing the proprietary interests of such employees, non-employee directors and independent contractors in the Company.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee"), and any non-employee director (a "Non-Employee Director") or independent contractor of the Company (an "Independent Contractor," or, together with the Employees and the Non-Employee Directors, the "Eligible Persons") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

SECTION 3. AWARDS

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, $.01 par value per share, of the Company or of any other class of security of the Company which is convertible into shares of the Company's Common Stock ("Shares") or (ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a "Derivative Security," as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

     (c) Subject to paragraph (d)(ii) below, Awards may be issued, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the Eligible Person.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) provisions permitting the Committee to allow or require the recipient of such Award, including any Eligible Person who is a director or officer of the Company, or permitting any such recipient the right, to pay the purchase price of the Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, or both, in whole or in part, by any one or more of the following means:

             (A) the delivery of cash;

             (B) the delivery of other property deemed acceptable by the Committee;

             (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property;

             (D) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award; or

             (E) the delivery of a promissory note of the Eligible Person or of a third party, the terms and conditions of which shall be determined by the Committee;

          (ii) provisions specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined, provided that the exercise or settlement price of any option, stock appreciation right or similar Award shall be not less than the fair market value of a Share on the date such Award is granted;

          (iii) provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

          (iv) provisions conditioning or accelerating the grant of an Award or the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; and/or

          (v) provisions required in order for such Award to qualify as an incentive stock option ("Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (e) Unless otherwise provided by the Committee in the written agreement evidencing an Award, the terms of any stock option or stock appreciation right granted under the Plan shall provide:

          (i) that the term of such option or stock appreciation right shall be ten years from the date of grant;

          (ii) that, upon an Employee ceasing to be employed by the Company for any reason other than death or disability, or a Non-Employee Director ceasing to be a Non-Employee Director of the Company, an option or stock appreciation right shall not become exercisable to an extent greater than it could have been exercised on the date the Employee's employment by the Company, or the Non-Employee Director's incumbency, as the case may be, ceased;

          (iii) that the option or stock appreciation right shall expire ninety
     (90) days after the Employee ceases to be employed with the Company or a Non-Employee Director ceases to be a Non-Employee Director of the Company; and

          (iv) that the amount of compensation the optionee or holder of the stock appreciation right could receive under the option or stock appreciation right is based solely on an increase in value of the Shares after the date of grant or award.

SECTION 4. STOCK SUBJECT TO PLAN

     (a) Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,000,000.

     (b) The aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 400,000. Such aggregate number of shares shall be subject to adjustment under Section 7 only to the extent that such will not affect the status of any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code.

     (c) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares issued and issuable pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,200,000; provided, however, that such aggregate number of shares shall be subject to adjustment under Section 7 only to the extent that such adjustment will not affect the status of any Incentive Stock Option under Section 422 of the Code. Such maximum number does not include the number of Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated.

     (d) The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and shall not include Shares, or rights with respect to shares, that have been canceled or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 5. NATURE AND DURATION OF PLAN

     (a) This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

     (b) No Awards shall be made under this Plan after December 31, 2006. Although Shares may be issued after December 31, 2006 pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after December 31, 2016.

SECTION 6. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by one or more committees of the Board (any such committee, the "Committee"). If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the committee. Unless otherwise provided by the Board: (i) with respect to any Award for which such is necessary and desired for such Award to be exempted by Rule 16b-3 of the Exchange Act, the Committee shall consist of two or more directors, each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), (ii) with respect to any Award that is intended to qualify as "performance based compensation" under Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code), and (iii) with respect to any other Award, the Committee shall consist of one or more directors (any of whom also may be an Eligible Person who has been granted or is eligible to be granted Awards under the Plan).

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Eligible Persons and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

          (iii) grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

          (iv) at any time cancel an Award with the consent of the holder and grant a new Award to such holder in lieu thereof, which new Award may be for a greater or lesser number of Shares and may have a higher or lower exercise or settlement price;

          (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

          (vi) interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder.

All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

     (c) The Committee may, in the terms of an Award or otherwise, temporarily suspend the issuance of Shares under an Award if the Committee determines that securities law considerations so warrant.

     (d) The Committee from time to time may permit a recipient holding any stock option granted by the Company to surrender for cancellation any unexercised portion of such option and receive in exchange an option or other Award for such number of Shares as may be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option and/or extending the term thereof.

SECTION 7. ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan. The foregoing adjustments shall be applied to any Awards or Incentive Stock Options only to the extent permitted by Sections 162(m) and 422 of the Code, respectively.

SECTION 8. AMENDMENT AND TERMINATION OF PLAN

     The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; provided, further, that if an amendment to the Plan would affect the Plan's compliance with Rule 16b-3 under the Exchange Act or Section 422 or 162(m) or other applicable provisions of the Code, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3 under the Exchange Act, Sections 422 and 162(m) of the Code, or other applicable provisions of or rules under the Code.

SECTION 9. EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of the date upon which it was approved by the Board, subject however to approval of the plan by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

SECTION 10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

     The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in Section 7 shall be subject to any shareholder action required by Delaware corporate law.

SECTION 11. NO RIGHT TO COMPANY EMPLOYMENT

     Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 12. LIABILITY OF COMPANY

     The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

          (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

          (b) Tax Consequences. Any tax consequence expected, but not realized, by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

SECTION 13. GOVERNING LAW

     This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

                                                                      APPENDIX B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                            ------------------------

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 24, 1998

                            ------------------------

                         TRANSCRYPT INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         0-21681                       47-0801192
 (STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER
       OF INCORPORATION)                                            IDENTIFICATION NUMBER)

                 4800 NW FIRST STREET, LINCOLN, NEBRASKA 68521
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 474-4800

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

1. (i) On April 24, 1998, Coopers & Lybrand L.L.P. ("Coopers") resigned as the principal accountants of Transcrypt International, Inc. (the "Company"). On April 27, 1998, the Company issued a news release disclosing this information, among other things. The full text of that news release is filed herewith as
Exhibit 99.1 and is incorporated by reference herein.

2. In conjunction with its resignation, Coopers advised the Company that their reports with respect to the consolidated financial statements of the Company and its subsidiaries, as of and for the years ended December 31, 1995 and 1996, should no longer be relied upon and are withdrawn. As of the date of this Report, the Company is in the process of retaining a new independent accountant.

3. (ii) None of Coopers' reports on the financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1995 and 1996 contained any adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principle. An audit report on the financial statements of the Company and its subsidiaries as of and for the year ended December 31, 1997 has not yet been issued.

4. (iii) Neither the Company's Board of Directors nor its Audit Committee recommended the decision to change accountants.

5. (iv) Prior to its resignation on April 24, 1998, Coopers had been the independent public accountant of the Company since 1992, and representatives of Coopers have worked closely with the Company's management in connection with the Company's financial statements. Coopers performed timely interim reviews of the Company's quarterly financial statements since the Company's initial public offering and reviewed significant year-end and quarter-end sales. Coopers also worked with management in establishing appropriate accounting policies, procedures and controls, including specific revenue recognition policies.

6. During the Company's two most recent fiscal years and subsequent interim period through mid- to late-March 1998, the Company received no indication from Coopers regarding a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers, would have caused Coopers to make reference to the subject matter of the disagreement in connection with any of its reports, nor did the Company receive any indication from Coopers regarding any other reportable event under Rule 304. Coopers consented to the inclusion of its audit reports in connection with the Company's two public offerings completed on January 22, 1997 and October 15, 1997, and provided "comfort letters" in connection with such offerings. On February 6, 1998, the Company released its financial results for 1997 via a public press release. The audit partner of Coopers read and took no exception to such press release prior to its issuance.

7. During late February and March 1998, Coopers informed the Company that Coopers had received several anonymous letters and one anonymous telephone call which, among other things, questioned the accounting practices of the Company relating primarily to certain sales transactions and alleged wrongdoing in connection therewith. Beginning shortly after the receipt of the first letter, meetings were held involving management of the Company, members of the Company's Audit Committee and the Coopers audit partner. At an Audit Committee meeting held on March 4, 1998 attended by the Coopers audit partner, Coopers indicated that the Company's reserve for receivables was adequate based on information currently available to it, and that the sales transactions referred to in the first anonymous letter had been recorded consistent with the Company's revenue recognition procedures, as previously approved by Coopers. On March 5, 1998, the Company issued a press release referring to the first anonymous letter and stating that the Company continued to stand by its previously issued financial statements and publicly announced financial results, but was continuing to investigate these matters. The audit partner of Coopers read and took no exception to such press release prior to its issuance.

8. In mid-March 1998, the Company learned that the National Office of Coopers had become involved in the review of issues raised in the anonymous letters. During the week of March 23, 1998, a representative of the National Office held several meetings with Company management and one meeting with members of the Company's Audit Committee. The Company also was advised that the National Office representative began to review Coopers' workpapers. On March 26, 1998, in a meeting attended by the Coopers audit partner and National Office representative, members of the Audit Committee and certain members of management, the Company was advised orally that Coopers was still in the process of reviewing and examining the workpapers relating to the 1997 audit and that adjustments would be required to previously announced financial results for 1997, although Coopers stated that it was not yet in a position to quantify such adjustments. On March 27, 1998, the Company issued a press release indicating that its 1997 Annual Report on Form 10-K would be delayed and that adjustments would be made to the Company's previously announced results.

9. In a number of subsequent meetings held in late March and in April 1998 between Coopers and Audit Committee members and Coopers and management of the Company, Coopers described adjustments that it was considering recommending regarding the Company's 1997 financial statements and that such adjustments might impact the Company's 1996 fiscal year. During this time, the Company provided additional documentation and information to Coopers regarding the transactions at issue.

10. During its meetings with Coopers, representatives of the Company questioned Coopers regarding the basis and support for its proposed adjustments under generally accepted accounting principles ("GAAP") and discussed with Coopers the Company's reliance on Coopers' prior review of certain of these transactions and audits. On April 3, 1998, the Board of Directors of the Company met and, due to its belief that Coopers had a potential conflict of interest in reviewing its prior work, authorized the Audit Committee to retain another major independent accounting firm to review, under SAS No. 50, the accounting principles applied to the transactions in question and report whether the accounting principles applied were in accordance with GAAP. Such independent accountant was retained by the Company. In addition, the Audit Committee retained independent counsel to conduct an investigation and advise the Audit Committee in connection with certain matters, concurring with Coopers' advice that it must do so.

11. On the afternoon of April 23, Company management spoke with representatives of the other major accounting firm to discuss their SAS No. 50 review. On the morning of April 24, 1998, special counsel for the Audit Committee contacted Coopers' outside counsel telephonically and informed such counsel that the Company would agree to Coopers' proposed accounting treatment of the transactions in question, and requested that Coopers proceed with completion of the audit. Promptly thereafter, Coopers' outside counsel called back the special counsel to the Audit Committee and informed such special counsel that Coopers would be contacting the Audit Committee, and further that the members of the special counsel's law firm would not be permitted to review Coopers' workpapers that day as previously agreed. Shortly thereafter, representatives of Coopers held a conference call with the Audit Committee Chairman and notified the Chairman that Coopers was resigning, effective immediately, as the Company's independent accountant, and that Coopers was withdrawing its audit reports relating to the Company's 1995 and 1996 financial statements.

12. Set forth below is a description of the disagreements between Coopers and the Company reportable under Rule 304(a)(1)(iv). These items were discussed between Coopers and members of the Audit Committee at various times in late March or in April 1998. The Company has authorized Coopers to respond fully to inquiries of the successor accountant (when retained), including inquiries concerning these matters.

     1. E.F. JOHNSON COMPANY

13. (a) Revenue Recognition for Systems Contracts. E.F. Johnson Company ("EFJ") is the Company's wholly-owned, consolidated subsidiary acquired on July 31, 1997. Certain contract revenues totaling approximately $2,626,000 were recorded by EFJ during the fourth quarter of 1997. EFJ had historically recognized revenues on system contracts using the "percentage of completion" method, applying the ratio of costs incurred to date to the total cost of the system. In late March 1998, Coopers informed the Company that costs of purchased materials, even though incurred, should not be included in the percentage of completion calculation until installation and integration of such materials into the system has at least begun. The Company intends to make this change, which will result in a substantial downward adjustment in the Company's 1997 annual and fourth quarter consolidated operating results.

14. (b) Revenue Recognition for License of Technology. Revenue from a license of technology by EFJ totaling $300,000 was recorded in the fourth quarter of 1997 based upon the electronic delivery to the customer in that quarter of certain technical know-how and documentation. Coopers' current position is that, since the customer had a cancellation right and the payment terms extend beyond one year, revenue should be recognized on an installment basis. The Company notes that although the purchase agreement initially contained a cancellation right, it was amended to eliminate such right prior to issuance of the Company's 1997 financial results. Nevertheless, the Company will recognize revenue on these sales as payments are received. This change will result in a downward adjustment in the Company's 1997 annual and fourth quarter consolidated operating results.

15. (c) Opening Balance Sheet of EFJ. EFJ's finished goods and work in process inventory at July 31, 1997 totaled approximately $3 million. In connection with its acquisition of EFJ, the Company did not believe that it was appropriate to adjust such inventories to allocate a portion of the purchase price for potential manufacturing profit on these inventories. Coopers reviewed the allocation of purchase cost of EFJ at the time of the acquisition and provided substantial assistance to the Company in preparing the opening balance sheet of EFJ. On March 31, 1998, Coopers informed the Company that inventories should have been adjusted for the manufacturing profit included in inventory at the acquisition date. The Company intends retroactively to reduce goodwill and increase inventories of EFJ by the amount of the manufacturing profit included in inventory at the date of acquisition, effective July 31, 1997. No final determination has been made at this time regarding the amounts of the adjustments. The Company believes that these changes may impact the annual and third and fourth quarter consolidated operating results for 1997.

16. A second issue is whether the opening balance sheet should have been adjusted to reduce a $500,000 bad debt reserve that was established by EFJ with respect to a receivable from a specific customer. The Company ultimately collected the receivable after the customer received third party financing of $30 million in the first quarter of 1998, and the Company left the $500,000 reserve on the books. In connection with Coopers' audit for 1997, Coopers informed the Company that the Company could not make any adjustments retroactively to the EFJ opening balance sheet. Coopers' current position is that this recovery should have been reflected retroactively by reducing the goodwill recorded in the purchase allocation and eliminating the reserve that had been established. This change could impact the annual and the third and fourth quarter consolidated operating results for 1997. The Company is currently evaluating these issues, including whether Coopers' current position is consistent with SFAS No. 38, as interpreted in Staff Accounting Bulletin No. 92.

     2. TRANSCRYPT INTERNATIONAL, INC.

17. (a) Revenue Recognition on Certain Government Agency Sales. The Company recorded revenues on a number of "quick ship" sales involving national security to a federal government agency based on the shipment of products. This quick ship process began in mid-1996 and initially involved the receipt by the Company from the customer of oral orders that included a federal purchase request number. Later, in the second quarter of 1997, at the recommendation of Coopers, this process was modified to include the receipt of a "pro forma invoice" order signed by the customer reflecting all of the material terms and conditions of the sale. The customer, in the usual course of business, would subsequently reduce the transaction to a formal written agreement. Coopers has now advised the Company that such revenues should not have been recorded until a formal written agreement was received, on the grounds that the federal government's commitment may not have been perfected until that time. The Company intends to adjust its historical financial statements to delay recognition of the full amount of these revenues until the period that a formal written agreement was received, and intends to follow this procedure in the future. This change will impact the timing of revenue recognition in the Company's 1997 consolidated operating results and may impact the 1996 consolidated operating results.

18. In addition, the Company also recorded, during the second and third quarters of 1997, revenues totaling approximately $2.2 million on sales for which the Company has not received formal written agreements from the federal government agency customer. On March 25, 1998, the customer advised the Company in writing that the person with whom the Company had been dealing in the past in these transactions did not have the authority to bind the government. The customer also advised the Company that it would not ratify these transactions pursuant to the Company's ratification request dated March 11, 1998. On March 25, 1998, the Company filed a certified claim to recover the amounts due on these sales. Coopers' position is that in light of these facts, these revenues must be reversed in their entirety. The Company intends to eliminate these revenues from its consolidated 1997 operating results and will only recognize these revenues if this claim is favorably resolved.

19. (b) Revenue Recognition on Sales to Certain International Dealers and Distributors. In mid-March 1998, Coopers reevaluated a number of sales by the Company to certain international dealers and distributors during 1997. Coopers indicated that some of the dealers and distributors appeared to lack a commitment and ability to pay for the products, and therefore the sales should not have been recorded on the accrual basis. This disagreement relates to the Company's program to offer financing for the purchase of the Company's products by certain international dealers and distributors to further develop the Company's distribution channels. At the time of each of these sales, the Company received a written purchase order from the customer, and the Company believed that each of these customers had the ability to pay for the products. The Company currently believes that potential eliminations and adjustments to the timing of revenues involve sales totaling an estimated $2.0 million in 1997. The Company is continuing to review this issue, including the magnitude and timing of any adjustments in 1997, whether any additional 1997 sales would be involved and whether any adjustments may be required to 1996 consolidated operating results.

20. (c) Other Revenue Recognition Issue. The Company believes that Coopers first raised this issue as a disagreement subsequent to its resignation on April 24, 1998. According to Coopers, the Company recorded revenues based upon shipments to certain customers who had an explicit right to exchange the product for other products. Coopers' position is that revenues on these sales should not have been recorded until a final sale was consummated. Coopers has indicated that adjustments will impact the annual and quarterly consolidated operating results for 1997, but does not know whether 1996 and 1995 will be affected. The Company is currently evaluating this issue.

21. (v) Set forth below is a description of the events reportable under Rule 304(a)(1)(v). The Company, and with respect to certain matters, the special counsel to the Audit Committee, are currently evaluating these issues:

22. (A) Internal Controls: Coopers has informed the Company that it believes that the Company's internal controls over the proper recording of revenue transactions were deficient.

23. (B) Reliance on management representations/association with financial statements prepared by management: Coopers has informed the Company's Audit Committee in meetings in late March and in April 1998 that it believes that it was possible that illegal acts may have been committed by Company personnel, including management. In this regard, Coopers recommended that the Audit Committee retain independent counsel to conduct a special investigation into possible illegal acts. The Audit Committee retained independent counsel for such purpose and such counsel's investigation is continuing. Coopers informed the Audit Committee that under these circumstances, it could no longer rely on representations made by Company management.

24. (C) Notification of need to expand audit scope and identification of matters that may result in changes to financial statements of 1997 or prior years: Coopers informed the Company's Audit Committee, in conjunction with its resignation on April 24, 1998, that it would have needed to significantly expand its audit scope to examine all revenue transactions recorded in 1995, 1996 and 1997 and all credit memos issued in those periods and subsequently.

25. Coopers has also identified the following issues which it believes may result in significant changes to financial statements of one or more years and quarters, which Coopers believes were unresolved as the result of its resignation prior to completion of the expanded audit scope:

26. 1. Issues regarding the purchase accounting for the 1997 acquisition of EFJ, including reserves established as of the acquisition date for restructuring, doubtful accounts and contracts in process, proper valuation of purchased in-process research and development and whether a valuation allowance is required for deferred tax assets.

27. 2. Issues regarding the appropriateness of recording revenues in 1996 and 1997 for transactions where goods may have been shipped to public warehouses, family members, employees and to the Company itself.

28. 3. Issues regarding the verification of the physical existence and the valuation of inventory at customer locations, where there was substantial uncertainty regarding the customer's commitment and ability to pay for the products, and at other locations such as public warehouses, and inventory returned to the Company after year-end where such inventory was not accepted or was exchanged by the customer.

29. 4. Issues regarding the appropriateness of recording revenues in 1996 and 1997 for sales of newly developed products for which engineering development may not have been complete.

30.     5. Issues regarding reserving for sales returns and allowances.

31. 6. Issues regarding the possible need for a valuation allowance with respect to the Company's consolidated deferred tax asset balance.

32. (D) Matter that may require a change to 1996 financial statements: Coopers informed the Audit Committee, in conjunction with its resignation on April 24, 1998, of the need to make an adjustment to the 1996 financial statements for the following item, but due to Coopers' resignation such adjustment has not yet been made:

33. The Company recorded $240,000 of revenues for engineering services upon invoicing in November 1996; a contract was received dated December 31, 1996. These services may not have been completed until 1997. Coopers' position is that revenues should not be recorded until the related services have been provided. This change could negatively impact the Company's 1996 annual and fourth quarter consolidated operating results and positively impact 1997 annual and quarterly consolidated operating results.

34. The Company has requested from Coopers a letter addressed to the Commission stating whether it agrees with all of the above statements (as in response to Rule 304(a)). A copy of this letter will be filed as an exhibit to an amended Report on Form 8-K promptly upon the Company's receipt of same.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements.

    None required.

(b) Pro Forma Financial Information.

    None required.

(c) Exhibits.

    The following are furnished as exhibits to this report:

    99.1 News Release issued on April 27, 1998 by the Registrant.

                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TRANSCRYPT INTERNATIONAL, INC.

Date: May 4, 1998                         By:     /s/ JEFFERY L. FULLER
                                            ------------------------------------
                                                     Jeffery L. Fuller
                                                  Chief Executive Officer
                                              (Principal executive officer and
                                                 duly authorized signatory)

                                                                      APPENDIX C

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                            ------------------------

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 24, 1998

                            ------------------------

                         TRANSCRYPT INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         0-21681                       47-0801192
 (STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER
       OF INCORPORATION)                                            IDENTIFICATION NUMBER)

                 4800 NW FIRST STREET, LINCOLN, NEBRASKA 68521
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 474-4800

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 18, 1998, Transcrypt International, Inc. (the "Company") received the response of its former auditors, Coopers & Lybrand L.L.P. ("Coopers"), to the Company's Current Report on Form 8-K filed with the Commission on May 4, 1998, which Form 8-K announced that Coopers had resigned as the Company's independent public accountant and had withdrawn its opinion on the Company's 1995 and 1996 financial statements, among other things. The March 18, 1998 response of Coopers, annexed hereto as Exhibit 16, is incorporated in its entirety by reference in response to this Item 4. The position of the Company on disputed issues is set forth in its May 4, 1998 Form 8-K filing, which is incorporated herein by this reference. The Company does not agree with Coopers' characterization of certain events in its response or the implications of Coopers' statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements.

    None required.

(b) Pro Forma Financial Information.

    None required.

(c) Exhibits.

    The following are furnished as exhibits to this report:

     16  Letter from Coopers & Lybrand L.L.P. to the Commission dated May 18,
         1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TRANSCRYPT INTERNATIONAL, INC.

Date: May 20, 1998                        By:     /s/ JEFFERY L. FULLER

                                            ------------------------------------
                                                     Jeffery L. Fuller
                                                  Chief Executive Officer
                                              (Principal executive officer and
                                                 duly authorized signatory)

                               INDEX TO EXHIBITS

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    16         Letter from Coopers & Lybrand L.L.P. to the Commission dated
               May 18, 1998.

                                                                      EXHIBIT 16

       [LETTERHEAD OF COOPERS & LYBRAND, L.L.P., OMAHA, NEBRASKA OFFICE]

May 18, 1998

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Ladies and Gentlemen:

     We have read the statements made by Transcrypt International, Inc. (the "Registrant") in its Form 8-K report that we understand the Registrant filed with the Commission pursuant to Item 4 of Form 8-K on May 4, 1998 (copy attached). We disagree with many of the Registrant's statements in its Form 8-K, as we set forth below. Some of the reasons why we disagree with the Registrant's statements are also set forth below. For ease in referring to specific portions of the Form 8-K, we have numbered each of the Registrant's paragraphs as shown in the attached copy of the Form 8-K and refer to the Registrant's statements by those paragraph numbers.

     1. In its fifth paragraph, the Registrant states that Coopers & Lybrand L.L.P. ("C&L") worked with the Registrant's management in establishing appropriate accounting policies, procedures and controls, including specific revenue recognition policies. We do not agree with this statement. While C&L commented on certain internal control matters over the years, C&L did not work with the Registrant's management to establish accounting policies and procedures for the Registrant, including the Registrant's revenue recognition policies. In its fifth paragraph, the Registrant also indicates that C&L performed timely interim reviews of the Registrant's quarterly financial statements since the Registrant's initial public offering and reviewed significant year-end and quarter-end sales. We would respond that, in accordance with AICPA standards, an accountant's "review" of quarterly financial statements is substantially less in scope than an audit, and such a review does not necessarily involve the examination of documentary evidence related to any "reviewed" transaction. Furthermore, with respect to the Registrant's year-end sales, the only year-end since the Registrant's initial public offering was December 31, 1997. C&L resigned prior to completing its audit procedures for the Registrant's year ending December 31, 1997, and therefore the Registrant was not entitled to take comfort that any transactions had been audited even though C&L was in the process of performing certain audit procedures. Moreover, the Registrant was aware that C&L, while conducting its audit procedures for year-end 1997, had uncovered numerous issues with respect to improperly recorded transactions. Further discussion of these points is set forth below.

     2. In its sixth paragraph, the Registrant states that until mid-to-late March 1998 it had received no indication from C&L of "disagreements" or other "reportable events" under Rule 304 (actually, Item 304 of SEC Regulation S-K). We do not agree with this statement, nor do we agree with the implications of the Registrant's further statement in this paragraph that the C&L audit partner had read the Registrant's February 6, 1998 press release announcing the Registrant's financial results for 1997 and took no exception to it prior to issuance. Starting on December 31, 1997, when C&L identified and reported to the Registrant's management the percentage-of-completion issue at the Registrant's E.F. Johnson subsidiary, and on a continuing basis thereafter, C&L raised numerous questions to the Registrant's management relating to the Registrant's revenue recognition and other issues as C&L identified them during the course of its audit, which was never completed, of the Registrant's financial results for 1997. Moreover, the Registrant's management was aware at the time it issued its February 6, 1998 press release that none of these issues had been resolved to C&L's satisfaction. Prior to February 6, the C&L audit partner had discussed with the Registrant's senior management the fact that there were numerous open issues and incomplete audit procedures remaining in the audit. Indeed, on the morning of February 6 before the press release was issued, the C&L audit partner specifically discussed with the Registrant's senior management one of the principal open issues. Further, the Registrant's management also was aware at that time of its delays in completing its closing process and that it had not provided C&L with sufficient time to complete critical audit procedures before the Registrant issued its February 6 press release. For example, the Registrant had not provided its 1997 consolidating schedules to C&L until late in the evening of February 5, 1998. The Registrant issued its press release at approximately 10:00 a.m. on February 6. C&L also at no time provided any assurance to the Registrant that C&L had audited the financial results for 1997 that the Registrant announced in its February 6 press release. Further, despite C&L's numerous requests to the Registrant from January 1998 on for additional documentation and information to help C&L resolve the many accounting issues and questions it had identified with respect to the Registrant's 1997 financial results, the Registrant's management failed to provide C&L with any additional documentation or information until after late February 1998, when C&L received the first anonymous letter alleging wrongful revenue recognition by the Registrant. After late February 1998, management was still very slow in providing C&L with the documentation and information C&L had requested to complete its audit. Even after the anonymous letters began to arrive in late February 1998, the Registrant's management -- expressing incredulity that anyone would question its accounting practices -- focused on finding out who had sent the anonymous letters, rather than on the more important question, with which C&L was concerned, of whether the allegations in the letters had any factual basis. In fact, as C&L discovered, virtually all of the allegations in the anonymous letters proved to be accurate. As C&L's attempts to audit the Registrant continued, management's misdirected focus became increasingly apparent. Over time, the numerous questions and possible accounting misstatements by the Registrant that C&L had earlier identified and reported to management eventually reached the level of "disagreements" and other "reportable events" as C&L discussed with the Registrant's management and ultimately with the Audit Committee.

     3. In its seventh paragraph, the Registrant states that at a March 4, 1998 meeting with the Registrant's Audit Committee the C&L audit partner indicated that the Registrant's reserve for receivables was adequate based on the information that C&L had available at the time and that the sales referred to in the first anonymous letter had been recorded consistent with the Registrant's revenue recognition procedures, as previously approved by C&L. We disagree with this statement. Concerning the Registrant's reserves for receivables, C&L had specifically expressed concern during the March 4, 1998 meeting with the Registrant's Audit Committee regarding the adequacy of the Registrant's reserves for receivables because of unanswered confirmations and lack of subsequent cash collections. In addition, while it was the Registrant's position at the March 4 meeting that the Registrant's underestimate of its reserves for receivables at Transcrypt was offset by an overestimate of reserves at the E.F. Johnson subsidiary the Registrant had acquired during 1997, C&L subsequently learned of erroneous accounting for an E.F. Johnson receivable collected after the acquisition, which resulted in the Registrant's overall understatement of reserves (which is discussed in the formal "disagreement" disclosed in the Registrant's sixteenth paragraph). In addition, at the time of the March 4 Audit Committee meeting, the sales referenced in the first anonymous letter (which sales also are the subject of the formal "disagreement" that the Registrant disclosed in its eighteenth paragraph) continued to be an open item in C&L's audit for which C&L had not received information that it had previously requested, i.e., a written contract or confirmation from the government. C&L had previously told the Registrant's management on several occasions that there had to be some resolution of this issue before the Registrant's Form 10-K could be filed. The Registrant's management knew this issue had not been resolved by March 4, 1998, and C&L did not in any way advise the Registrant's Audit Committee on March 4, 1998 that this issue had been resolved, as the Registrant implies in its seventh paragraph. Our comments below in response to the Registrant's seventeenth and eighteenth paragraphs deal further with these sales. Our comments above in response to the Registrant's fifth paragraph also apply here in response to the implication of Registrant's seventh paragraph that C&L had approved revenue recognition procedures of the Registrant. In its seventh paragraph, the Registrant additionally states that before it had issued its March 5, 1998 press release saying that it continued to stand by its previously issued financial statements and its previously announced financial results, the C&L audit partner had read this press release and took no exception to it. We disagree with the implications of this statement. While the C&L audit partner knew the Registrant's position on March 5 was that the Registrant was continuing to stand by its 1997 financial results that the Registrant had announced on February 6, 1998, the C&L audit partner had never approved or audited those financial results, as the Registrant's management was well aware. In fact, at the time of the March 5 press release, the Registrant's management was well aware that no resolution had been reached of the numerous accounting issues and questions that C&L had raised to management.

     4. In its eighth paragraph, the Registrant discusses that in mid-March 1998 it learned that the National Office of C&L had become involved in the review of issues raised in the anonymous letters. We disagree with the implications of this paragraph that C&L's National Office became involved solely to review the issues raised by the anonymous letters. C&L's local office had specifically requested the assistance of C&L's National Office after C&L had received the anonymous letters. C&L's local office had requested the assistance of C&L's National Office not only on the issues raised by the anonymous letters, but also on the many other broader issues relating to the Registrant's accounting. This broader scope included the many still open and unresolved issues that C&L had previously identified to the Registrant's management. To provide this broad assistance, it was necessary for the C&L National Office partner to review the working papers that C&L's local office had prepared to date. In further response to the Registrant's eighth paragraph, we would also point out that, during the referenced meetings with the Registrant's management and with the Audit Committee the week of March 23, 1998, the local C&L audit partner always attended these meetings along with the representative of C&L's National Office.

     5. In its ninth paragraph, the Registrant states that during late March and in April 1998 it provided additional documentation and information to us regarding the transactions at issue. We disagree with any implication in this statement that during this time period the Registrant had provided C&L with all of the documentation and information that C&L had requested. Starting in January 1998 and continuing until April 24, 1998, when C&L resigned, there were at all times outstanding documentation and information requests that C&L had made to the Registrant that the Registrant had failed to satisfy. During the week of the March 27, 1998 press release described in the Registrant's eighth paragraph, the Registrant's management had engaged another accounting firm, TenEyck Associates, Inc. ("TenEyck"), to review certain accounting issues that C&L had raised to date for which the Registrant's management disagreed with C&L. Only after consulting with TenEyck (and after receiving the March 25, 1998 letter from the government customer referenced in the Registrant's eighteenth paragraph) did the Registrant's management finally appear to acknowledge that it would have to record adjustments to its previously announced financial results. Moreover, in many cases the additional documentation and information the Registrant provided C&L during this time period in response to C&L's requests only led C&L to make additional requests for more documentation and information from the Registrant because of the incomplete and questionable explanations that the Registrant provided to C&L.

     6. In its tenth paragraph, the Registrant states that on April 3, 1998, its Board of Directors authorized the Audit Committee to engage another major accounting firm to conduct a review, under SAS No. 50, of the accounting principles C&L had proposed for the transactions in question because the Board believed that C&L had a potential conflict of interest in reviewing its prior work. We disagree with certain aspects of this statement and the implications of the statement. The Registrant did not engage the other major accounting firm, which was KPMG Peat Marwick ("KPMG"), to review C&L's prior work; rather, KPMG was engaged to review C&L's accounting conclusions with which C&L understood the Registrant's management disagreed. Further, we disagree with the Registrant's statement that C&L had any potential conflict of interest in reviewing its prior work. Since C&L's 1997 audit of the Registrant was in progress and had not been completed, it was necessary and appropriate under normal audit procedures for C&L to review its prior work to date, in conjunction with its continuing examination of the Registrant's financial records, particularly in light of the new information of which C&L had become aware as a result of its ongoing inquiries and the anonymous letters. Moreover, until the Registrant had so stated in its May 4, 1998 Form 8-K, neither the Board, the Audit Committee nor KPMG had ever advised C&L of any belief that C&L had a conflict of interest in reviewing its prior work to date in order to try to complete its audit. We would also note that KPMG was the second accounting firm the Registrant had engaged in a period of a few weeks to try to obtain an accounting opinion different from what C&L had advised. It is C&L's understanding that both of the other accounting firms that the Registrant consulted with during this period -- TenEyck and KPMG -- agreed with C&L's opinions on the accounting principles at issue. In its tenth paragraph, the Registrant further states that the Audit Committee retained independent counsel to conduct an investigation and advise the Audit Committee in connection with certain matters, concurring with C&L's advice that it must do so. We believe this statement by the Registrant requires further elaboration to be fully accurate. On April 2, 1998, the day preceding the April 3 Board meeting that the Registrant also discusses in this paragraph, the C&L audit partner and two C&L National Office partners held a meeting with the Registrant's Audit Committee (which is made up of three outside Directors of the Registrant). C&L had initiated this meeting with the Audit Committee and had specifically requested that the Audit Committee not permit the Registrant's management and counsel to attend the meeting. C&L advised the Audit Committee at this private April 2 meeting that C&L had identified possible fraud by the Registrant, and that the fraud possibly had been committed by, or at the direction of, the Registrant's most senior management. C&L explained to the Audit Committee during the meeting details of the primary circumstances and events that had led C&L to reach this conclusion of possible fraud, including the fact, among others, that in late March 1998 C&L's investigations had led it to a non-anonymous and apparently credible source who expressly told C&L that the Registrant's management had intentionally manipulated sales revenues. During the April 2 meeting, C&L told the Audit Committee that, because of the possibility of fraud and illegal acts, (1) in C&L's opinion, the Audit Committee should retain special counsel who was independent of the Registrant and its management to conduct an investigation to determine whether fraud or other illegal acts in fact had occurred; and (2) if the Audit Committee did not do this, C&L would resign. In response, the Registrant's outside counsel made repeated attempts to convince C&L and the Audit Committee that the Audit Committee did not need to retain special counsel. On April 7, 1998, the same three C&L partners had a telephonic meeting with the Audit Committee in which C&L repeated its position that, if the Audit Committee did not retain special counsel to investigate the possible fraud, C&L would resign. With that, the Audit Committee then retained special counsel.

     7. In its eleventh paragraph, the Registrant states that on the morning of April 24, 1998, the Audit Committee's special counsel telephoned C&L's outside counsel and informed C&L's outside counsel that "the Company would agree with Coopers' proposed accounting treatment of the transactions in question" and requested that C&L proceed with completion of the audit. We disagree with the quoted portion of this statement. Until late in the day on April 24, 1998, no one had suggested to C&L or its outside counsel that the Registrant (as opposed to KPMG) had now decided to agree with C&L's proposed accounting treatment of the transactions in question that KPMG was reviewing under SAS No. 50. Moreover, based on what the Registrant itself states in later paragraphs of the Form 8-K, specifically its fifteenth, sixteenth and nineteenth paragraphs, concerning reportable "disagreements" with C&L, the Registrant still is continuing to evaluate whether it agrees with C&L's proposed accounting treatment for some of the transactions involved in KPMG's review under SAS No. 50. Furthermore, C&L had made its decision to resign on the evening of the prior day, April 23. Early the morning of April 24, at approximately 8:30 a.m. (or approximately one hour before the Audit Committee's special counsel spoke with C&L's outside counsel), C&L telephoned the Audit Committee Chairman and requested that a conference call be set up as soon as possible that morning between C&L and the Audit Committee. C&L's purpose in requesting this conference call was to inform the Audit Committee of C&L's resignation decision. Because of C&L's resignation decision, C&L also decided to postpone for the time being the appointment that happened to be that day for the Audit Committee's special counsel to review the working papers and to continue its debriefing of C&L's audit partner pursuant to C&L's volunteered and ongoing efforts to assist the special counsel in the investigation that C&L had requested into the Registrant's possible fraud. Notably, due to a number of factors, C&L's decision to resign would not have been altered even if C&L had been able to learn on the evening of April 23 or the morning of April 24 that the Registrant now agreed with C&L's proposed accounting treatment of the transactions in question. C&L had assumed for some time that the Registrant's management would ultimately face the reality that it had to agree with C&L's proposed accounting adjustments. C&L had already decided a month earlier -- during the week of March 23, 1998 -- that, if the Registrant's management refused to agree to the accounting adjustments C&L believed were necessary, C&L would take exception to or render an adverse opinion on the Registrant's financial statements for 1997. Accordingly, the exercise the Registrant's management was going through to obtain yet a third opinion on the proper accounting treatment was not important to C&L. C&L knew at the time of its decision to resign that KPMG appeared to be in agreement with C&L on the issues involved in the SAS No. 50 review. C&L also had understood for approximately a month that the other accounting firm the Registrant's management had engaged, TenEyck, appeared to be in agreement with C&L on the issues. The factors, among others, that did lead to C&L's decision to resign included the following: (a) the unresolved issues relating to C&L's concerns about the integrity of the Registrant's management and possible fraud, which concerns arose while C&L was attempting to do its audit for year-end 1997; (b) the repeated attempts by the Registrant, Audit Committee and their counsel to pressure C&L to complete its audit prior to May 7, 1998, when the Registrant had been ordered to appear at a NASDAQ delisting hearing due to the Registrant's late Form 10-K; (c) the concerns C&L had that, prior to the Registrant's desired May 7, 1998 audit deadline, the Audit Committee's special counsel was not likely to have sufficient time and opportunity to conduct the thorough and comprehensive investigation that C&L had envisioned when it had requested the Audit Committee to retain special counsel to investigate the possible fraud and illegal acts, much less permit C&L sufficient time and opportunity before the May 7, 1998 delisting hearing to review the special counsel's findings and conclusions and to determine if C&L agreed with them; (d) the numerous examples of the Registrant's management presenting information to C&L that C&L later learned constituted distortions of the truth and half-truths, while the Registrant's management continued to resist making the necessary corrections to the financial results it had reported for 1997; and (e) the increasingly apparent indications C&L would need to extend its audit procedures far beyond normal audit procedures, and also beyond the audit for calendar year 1997 to include calendar years 1995 and 1996, due to C&L's concerns about the integrity of the Registrant's management at all levels and possible fraud.

     8. In its twelfth paragraph, the Registrant states it is setting forth the "disagreements" between C&L and the Registrant that are reportable under Rule 304 (actually, Item 304 of SEC Regulation S-K) that C&L and members of the Audit Committee discussed at various times in late March or in April 1998. We disagree with any implication of this statement that, as the Registrant claimed in its sixth paragraph, C&L had not given any indication to the Registrant regarding any disagreements at an earlier time. We accordingly refer here to our response above to the Registrant's sixth paragraph.

     9. In its thirteenth paragraph, the Registrant discusses the reportable disagreement it had with C&L concerning application of the percentage-of-completion accounting method to the systems contracts of the Registrant's E.J. Johnson subsidiary. We disagree with the implications of the Registrant's discussion in this paragraph that E.F. Johnson's consistent practice, prior to its July 31, 1997 acquisition by the Registrant, was to include major purchased components in the percentage-of-completion calculation when such components had not yet begun to be installed into the system. This was not E.F. Johnson's prior practice before its acquisition by the Registrant. Further, the costs the Registrant had included in its percentage-of-completion calculation for this contract had not, in C&L's opinion, even been incurred during 1997. In December 1997, the Registrant had ordered the components at issue from several vendors, with the request that each vendor issue the Registrant a "pro forma invoice" by December 31, 1997, in an apparent attempt by the Registrant to demonstrate that it had incurred the costs in 1997. Each of these pro forma invoices in fact was dated December 30 or 31, 1997. However, the components were not delivered to the Registrant by December 31, 1997. In fact, the components were not even scheduled for delivery until April 1998 at the earliest. Moreover, C&L believes it unlikely that the vendors had even manufactured the component parts by December 31, 1997. Even if such components actually had been manufactured in only two or three weeks during late December, then C&L believes that they should not be included in a cost-to-cost calculation of the percentage of completion because they would not be special purpose component parts. Rather, they would be "off-the-shelf" components that should not be included in a percentage-of-completion calculation, which is intended to measure the revenue earned by the Registrant's substantive efforts toward completion. Further, we also disagree with the Registrant's implication in its thirteenth paragraph that it was not until late March 1998 that C&L first informed the Registrant of C&L's position in this regard. To the contrary, C&L informed the Registrant in early January 1998 and again prior to the February 6, 1998 press release that inclusion of significant uninstalled materials in the percentage-of-completion calculation for E.F. Johnson's system contracts was not appropriate.

     10. In its fourteenth paragraph, the Registrant discusses the reportable disagreement it had with C&L concerning revenue the Registrant had recorded in the fourth quarter of 1997 under a license contract containing a cancellation right. The Registrant states that C&L's "current" position is that, because the customer had a cancellation right and the payment terms extend beyond one year, revenue should be recognized on an installment basis. The Registrant also states that it amended the contract to eliminate the cancellation right before issuing its 1997 financial results. We disagree with the implications of these statements. C&L at no time agreed with the Registrant's position that the revenue from this license agreement could be recorded in 1997 if the contract subsequently was amended to eliminate the customer's cancellation right. The Registrant had recorded the revenue for this contract on the last day of the year, December 31, 1997. The terms of the original contract gave the customer the right until February 15, 1998 to cancel the contract; the contract additionally set forth a payment schedule over a three-year period for the customer to pay the Registrant, with the customer's first payment not due until February 15, 1998, when the cancellation right expired. The Registrant, in January 1998, in an attempt to have the contract revenue apply to its 1997 revenues, contacted the customer and, on January 30, 1998 -- only two weeks before the customer's cancellation right was to expire anyway under the original terms of the contract -- the Registrant and the customer agreed to amend the contract to delete the customer's cancellation right. C&L received a copy of the amended contract in mid-March 1998 and concluded, based on all of these facts, that the Registrant was not entitled to recognize any revenue from this contract in 1997 and, further, that when the Registrant could properly recognize revenue from this contract beginning in 1998, it must be recognized on an installment basis.

     11. In its sixteenth paragraph, the Registrant discusses the reportable disagreement it had with C&L of whether the opening balance sheet after the Registrant's acquisition of E.F. Johnson Company should have been adjusted to reduce a $500,000 bad debt reserve established by E.F. Johnson and left on the books, although the receivable was collected in the first quarter of 1998. The Registrant does not mention that if goodwill and the bad debt reserve of E.F. Johnson are reduced by $500,000, as C&L believes would be appropriate, it is C&L's further opinion that the Registrant's consolidated bad debt reserve potentially could be understated by an amount substantially in excess of $500,000. Further, C&L disagrees with the Registrant's implication that C&L, after reaching a final audit opinion on this issue, had later changed its position. Retroactive adjustments to acquisition date balance sheets are not ordinarily made as a result of changes in circumstances that occur subsequent to the acquisition date. Occasionally, as was the case for the Registrant, however, facts are discovered subsequent to the acquisition that indicate the circumstances were different on the acquisition date than originally believed. In the course of C&L's audit for 1997, C&L learned additional information that indicated the retroactive adjustment in question was necessary as it was not due to a change of circumstances after the acquisition.

     12. In its seventeenth paragraph, the Registrant discusses its reportable disagreement with C&L concerning recognition of revenue on certain government agency sales. We disagree with implications of certain aspects of this paragraph. The Registrant states that the government agency customer at issue, in the usual course of business, would subsequently reduce the transaction to a formal written agreement. However, the events described in the Registrant's eighteenth paragraph demonstrate why the Registrant's assertions that recording revenue on shipments prior to receipt of a contract is not an appropriate accounting policy. The Registrant also states that C&L has now advised the Registrant that these revenues should not have been recorded until a formal written agreement was received. However, the Registrant fails to point out that it had never informed C&L until late April 1998 that, in May 1997, the government agency customer at issue had notified the Registrant by letter that the agency's contact person with whom the Registrant was dealing was not authorized to contractually commit the government agency. In late April 1998, the Registrant received a letter from the government agency that enclosed a copy of this May 1997 letter. The Registrant's management had informed and assured C&L on numerous occasions prior to late April 1998 that the Registrant's recording of revenue on shipments before receipt of a contract was appropriate for transactions with this government agency due to the unique circumstances involved, including the agency's need for quick shipments for national security reasons. Had C&L known about the government's May 1997 letter to the Registrant, C&L never would have initially accepted management's practice of recording revenues before receipt of a formal written contract for these transactions.

     13. In its eighteenth paragraph, the Registrant discusses its reportable disagreement with C&L concerning the specific transactions with the government agency customer referenced in the preceding paragraph. We disagree with certain aspects of the Registrant's statements in this paragraph and with implications of the Registrant's statements. The Registrant states that on March 25, 1998 this government agency customer advised the Registrant that the agency's employee with whom the Registrant had been dealing was not authorized to contractually bind the government, thereby implying that the Registrant first learned this on March 25, 1998. However, this is not true. As noted above, the government agency had sent a letter in May 1997 to the Registrant advising that this agency employee was not authorized to contractually commit the government agency. Further, the Registrant also had been orally informed of this in a meeting with the government agency in mid-March 1998. In its eighteenth paragraph, the Registrant also fails to mention that, when it had recognized the revenue from these transactions in the second and third quarters of 1997, it had shipped the products at issue for this government agency to a public warehouse. C&L subsequently learned in late February 1998 or in March 1998 that these products remained in the public warehouse and, to the best of C&L's knowledge as of the date it resigned, continue to remain there. The Registrant further fails to mention that it had not manufactured many of the products in question, but rather that another company had supplied a significant majority of the products and was paid by the Registrant because the other company had refused to ship products to the government agency without a binding contract.

     14. In its nineteenth paragraph, the Registrant refers to its reportable disagreement with C&L concerning the Registrant's recognition of revenue on shipments to certain international dealers and distributors. We take issue with several aspects of this paragraph. The Registrant states that in mid-March 1998 C&L "reevaluated" these sales that the Registrant made during 1997, implying that C&L had previously audited these sales. As C&L's response above to the Registrant's fifth paragraph points out, there is a significant difference under AICPA standards between an accountant's quarterly review procedures and its audit procedures at year-end. For example, the quarterly reviews would not ordinarily include examination of the customer credit files. The Registrant does not mention in this paragraph that it had failed to perform ordinary credit review procedures prior to its agreement to advance substantial amounts of credit to these dealers and distributors, as C&L learned in conducting its audit procedures for year-end 1997. The Registrant also fails to note that C&L's position, with which the Registrant disagreed, is that certain of these shipments by the Registrant to public freight forwarders are in substance consigned inventory, rather than sales, because the shipments are not in any distribution channel and, in at least one instance, the product was shipped back to the Registrant after year-end 1997.

     15. In its twentieth paragraph, the Registrant discusses its reportable disagreement with C&L regarding shipments to customers who had the explicit right to exchange the products shipped for other products. The Registrant states that it believes C&L did not disclose this issue to the Registrant until after C&L resigned. We disagree with this statement. In early April 1998, some weeks before C&L resigned on April 24, 1998, C&L specifically informed the Registrant's management and its Audit Committee about this issue after C&L had reviewed one of the Registrant's customer files that disclosed the customer's express right to exchange the products the Registrant was shipping for other products. In mid-April 1998, C&L repeated this information to the Audit Committee's special counsel and an Audit Committee member in conjunction with C&L's efforts to assist the special counsel's investigation of the possible fraud.

     16. In its twenty-second paragraph, the Registrant discloses the reportable event that C&L had informed the Registrant that the Registrant's internal controls for recording of sales revenue were deficient. C&L would add that it discussed the Registrant's lack of internal controls for revenue recognition with the Registrant's Audit Committee in March 1998.

     17. In its twenty-third paragraph, the Registrant discusses the reportable event relating to C&L's disclosure to the Audit Committee that C&L had identified possible fraud and illegal acts at the Registrant, which possibly involved the Registrant's management. C&L's discussion in more detail of this issue is set forth above in response to the Registrant's tenth paragraph and should be referenced. C&L would also clarify in response to the Registrant's statements in its twenty-third paragraph that, as of April 2, 1998, when C&L reported the possible fraud and illegal acts to the Audit Committee, C&L also indicated to the Audit Committee on that date that C&L felt it could no longer rely on representations of the Registrant's management under the circumstances existing at that time.

     18. In its twenty-fourth paragraph, the Registrant discusses C&L's need to expand the scope of its audit, which the Registrant states C&L indicated only at the time of its resignation on April 24, 1998. However, C&L had informed the Audit Committee at meetings in late March and early April 1998 that C&L's audit scope would have to be significantly expanded.

     19. In its twenty-fifth paragraph, the Registrant discloses that C&L had identified issues that may result in significant changes to the Registrant's financial statements of one or more years and quarters that C&L "believes" were unresolved as the result of its resignation prior to completion of the expanded audit scope. However, for clarification, C&L would state that these issues in fact existed and were unresolved at the time of C&L's resignation.

     20. In its twenty-seventh paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding the appropriateness of the Registrant's recording of revenues in 1996 and 1997 for transactions where the Registrant "may" have shipped goods to itself, to public warehouses, to family members and to employees. However, at the time of its resignation, C&L did not believe it was merely "possible" that in 1997 the Registrant had made shipments to itself, to public warehouses and to employees' family members. C&L learned when conducting its audit procedures for 1997 that the Registrant in fact had made some shipments of this nature during 1997. C&L had not resolved at the time of its resignation whether the Registrant had improperly recorded revenues in 1997 for such transactions.

     21. In its twenty-ninth paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding the appropriateness of recording revenues in 1996 and 1997 for sales of newly developed products for which engineering development may not have been complete. C&L would more fully describe these issues as regarding the appropriateness of the Registrant's recording of revenues in 1996 and 1997 for sales of newly developed products for which, given the large volume of defects found and merchandise returned by customers, engineering development may not have been complete at the time the Registrant began marketing the products.

     22. In its thirtieth paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding reserving for sales returns and allowances. C&L would more fully describe these issues as regarding the adequacy of the Registrant's reserves for inventory returns and allowances given the large volume of merchandise returned by customers due to product defects and other return arrangements.

     23. In its thirty-first paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding the possible need for a valuation allowance with respect to the Registrant's consolidated deferred tax asset balance. C&L would more fully describe these issues as regarding the possible need for a valuation allowance with respect to the Registrant's consolidated deferred tax asset balance given the history of losses experienced both by Transcrypt and by E.F. Johnson.

     24. The Registrant's thirty-third paragraph discusses a reportable event regarding reversal of $240,000 for engineering services revenue that the Registrant recorded in November 1996 under a contract dated December 31, 1996. These services were for the same government agency discussed in the Registrant's eighteenth paragraph. In the Registrant's thirty-second paragraph, the Registrant states that C&L had disclosed the need to make this adjustment in conjunction with C&L's resignation on April 24, 1998. However, the Registrant does not note that, at C&L's request, the Registrant had provided C&L in late March 1998 with a list of all revenues the Registrant had recorded for this government agency in 1996. This list reflected the November 1996 billing and the December 31, 1996 contract date, but the list did not indicate when the Registrant had provided the services in question to the government agency. Only on April 22, 1998, after C&L had repeatedly requested the Registrant to supply this information, did the Registrant finally provide C&L with the information that allowed C&L to determine that the Registrant had performed all or most of the services in 1997. Further, the Registrant states in this thirty-third paragraph that these services "may not" have been completed until 1997. We disagree with this statement. As noted, all or most of these services were performed in 1997. Finally, the Registrant states in this paragraph that this accounting change "could" negatively impact the Registrant's 1996 annual and fourth quarter consolidated operating results. However, it is C&L's position that this change is required and that it will negatively impact 1996 results.

                                          Very truly yours,

                                          /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                          COOPERS & LYBRAND L.L.P.

PROXY                    TRANSCRYPT INTERNATIONAL, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

   John T. Connor and Terry L. Fairfield, and each of them, with full power of substitution, are hereby appointed proxy to vote all the stock of Transcrypt International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders on October 27, 1998, and at any adjournments thereof, to be held at the Cornhusker Hotel located at 333 South 13th Street, Lincoln, Nebraska 68508.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" THE APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN AND THE AMENDED PLAN AND "FOR" THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL ONE. ELECTION OF DIRECTORS

[ ] FOR all Nominees listed below (except as indicated to     [ ] WITHHOLD AUTHORITY to vote for all Nominees
    the contrary below)                                           listed below

                     Thomas R. Thomsen and Thomas C. Smith

INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

--------------------------------------------------------------------------------

PROPOSAL TWO. APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN AND THE
              AMENDED PLAN

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

PROPOSAL THREE. RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK LLP AS
                INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1998

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES, FOR APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN AND THE AMENDED PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.
                                                      Please sign exactly as
                                                      name appears hereon.

                                                      --------------------------

                                                      --------------------------

                                                      Dated: ___________ , 1998
                                                      When shares are held by
                                                      joint tenants, both should
                                                      sign. When signing as
                                                      attorney, as executor,
                                                      administrator, trustee or
                                                      guardian, please indicate
                                                      as such. If a corporation,
                                                      please sign in full
                                                      corporate name by an
                                                      authorized officer. If a
                                                      partnership, please sign
                                                      in partnership name by
                                                      authorized person.
        I (WE) DO [ ] DO NOT [ ] EXPECT TO ATTEND
        THE MEETING.

        PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.